                                                                    EXHIBIT 10.1

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF MAY 25, 2004

                                      AMONG

                          TESORO PETROLEUM CORPORATION,
                                   AS BORROWER

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,
                                   AS LENDERS

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

                           WELLS FARGO FOOTHILL, LLC,
                             AS DOCUMENTATION AGENT

                       BANK ONE, NA (MAIN OFFICE CHICAGO)

                                       AND

                             BANK OF AMERICA, N.A.,
                             AS CO-COLLATERAL AGENTS

                                       AND

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS ADMINISTRATIVE AGENT

--------------------------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

--------------------------------------------------------------------------------

                         SIDLEY AUSTIN BROWN & WOOD LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

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TABLE OF CONTENTS

ARTICLE I    DEFINITIONS...............................................................................................    1

    1.1.   Certain Defined Terms.......................................................................................    1
    1.2.   Plural Forms................................................................................................   31

ARTICLE II   THE CREDITS...............................................................................................   31

    2.1.   Commitments; Loans..........................................................................................   31
    2.2.   Required Payments; Termination..............................................................................   33
    2.3.   Ratable Loans; Types of Advances............................................................................   35
    2.4.   Commitment Fee; Aggregate Revolving Loan Commitment.........................................................   35
    2.5.   Minimum Amount of Each Advance..............................................................................   36
    2.6.   Optional Principal Payments; Optional Reductions of the Aggregate Pre-Funded Letter of Credit Commitment....   36
    2.7.   Method of Selecting Types and Interest Periods for New Advances.............................................   37
    2.8.   Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar
           Advances After Default......................................................................................   37
    2.9.   Changes in Interest Rate, etc...............................................................................   38
    2.10.  Rates Applicable After Default..............................................................................   38
    2.11.  Method of Payment; Settlement...............................................................................   39
    2.12.  Noteless Agreement; Evidence of Indebtedness................................................................   41
    2.13.  Telephonic Notices..........................................................................................   42
    2.14.  Payments of Interest........................................................................................   42
    2.15.  Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions;
           Availability of Loans.......................................................................................   44
    2.16.  Lending Installations.......................................................................................   44
    2.17.  Non-Receipt of Funds by the Agent...........................................................................   45
    2.18.  Replacement of Lender.......................................................................................   45
    2.19.  Facility LCs................................................................................................   46
    2.20.  Increase of Aggregate Revolving Loan Commitment.............................................................   53

ARTICLE III  YIELD PROTECTION; TAXES...................................................................................   54

    3.1.   Yield Protection............................................................................................   54
    3.2.   Changes in Capital Adequacy Regulations.....................................................................   55
    3.3.   Availability of Types of Advances...........................................................................   55
    3.4.   Funding Indemnification.....................................................................................   55
    3.5.   Taxes.......................................................................................................   55
    3.6.   Lender Statements; Survival of Indemnity....................................................................   57
    3.7.   Alternative Lending Installation............................................................................   58

ARTICLE IV   CONDITIONS PRECEDENT......................................................................................   58

    4.1.   Effectiveness of Revolving Loan Commitments and Pre-Funded Letter of Credit Commitments.....................   58

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
    4.2.   Each Credit Extension.......................................................................................   60

ARTICLE V    REPRESENTATIONS AND WARRANTIES............................................................................   60

    5.1.   Existence and Standing......................................................................................   60
    5.2.   Authorization and Validity..................................................................................   61
    5.3.   No Conflict; Government Consent.............................................................................   61
    5.4.   Financial Statements........................................................................................   61
    5.5.   Material Adverse Change.....................................................................................   61
    5.6.   Taxes.......................................................................................................   62
    5.7.   Litigation and Contingent Obligations.......................................................................   62
    5.8.   Subsidiaries................................................................................................   62
    5.9.   ERISA.......................................................................................................   62
    5.10.  Accuracy of Information.....................................................................................   62
    5.11.  Regulation U................................................................................................   62
    5.12.  Material Agreements.........................................................................................   63
    5.13.  Compliance With Laws........................................................................................   63
    5.14.  Ownership of Properties.....................................................................................   63
    5.15.  Plan Assets; Prohibited Transactions........................................................................   63
    5.16.  Environmental Matters.......................................................................................   63
    5.17.  Investment Company Act......................................................................................   63
    5.18.  Public Utility Holding Company Act..........................................................................   64
    5.19.  Insurance...................................................................................................   64
    5.20.  No Default or Unmatured Default.............................................................................   64

ARTICLE VI   COVENANTS.................................................................................................   64

    6.1.   Financial Reporting.........................................................................................   64
    6.2.   Use of Proceeds.............................................................................................   67
    6.3.   Notice of Default...........................................................................................   67
    6.4.   Conduct of Business.........................................................................................   67
    6.5.   Taxes.......................................................................................................   68
    6.6.   Insurance...................................................................................................   68
    6.7.   Compliance with Laws........................................................................................   68
    6.8.   Maintenance of Properties...................................................................................   68
    6.9.   Inspection; Keeping of Books and Records....................................................................   69
    6.10.  Restricted Payments.........................................................................................   69
    6.11.  Merger......................................................................................................   69
    6.12.  Sale of Assets..............................................................................................   70
    6.13.  Investments and Acquisitions................................................................................   70
    6.14.  Indebtedness................................................................................................   72
    6.15.  Liens; Negative Pledge......................................................................................   73
    6.16.  Affiliates..................................................................................................   75
    6.17.  Financial Contracts.........................................................................................   76
    6.18.  Subsidiary Covenants........................................................................................   76
    6.19.  Contingent Obligations......................................................................................   76
    6.20.  Amendments to Agreements....................................................................................   76
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
    6.21.  Fixed Charge Coverage Ratio.................................................................................   77
    6.22.  Minimum Consolidated Tangible Net Worth.....................................................................   77
    6.23.  Subsidiary Collateral Documents; Subsidiary Guarantors......................................................   77
    6.24.  Insurance and Condemnation Proceeds.........................................................................   78
    6.25.  Collection Accounts.........................................................................................   78
    6.26.  Subordinated Indebtedness...................................................................................   79
    6.27.  Multiemployer Plans.........................................................................................   79
    6.28.  Consolidated Capital Expenditures...........................................................................   79

ARTICLE VII  DEFAULTS..................................................................................................   79

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................................   82

    8.1. Acceleration..................................................................................................   82
    8.2. Amendments....................................................................................................   83
    8.3. Preservation of Rights........................................................................................   84

ARTICLE IX   GENERAL PROVISIONS........................................................................................   85

    9.1. Survival of Representations...................................................................................   85
    9.2. Governmental Regulation.......................................................................................   85
    9.3. Headings......................................................................................................   85
    9.4. Entire Agreement..............................................................................................   85
    9.5. Several Obligations; Benefits of this Agreement...............................................................   85
    9.6. Expenses; Indemnification.....................................................................................   85
    9.7. Numbers of Documents..........................................................................................   86
    9.8. Accounting....................................................................................................   86
    9.9. Severability of Provisions....................................................................................   87
    9.10.Nonliability of Lenders.......................................................................................   87
    9.11.Confidentiality...............................................................................................   87
    9.12.Lenders Not Utilizing Plan Assets.............................................................................   87
    9.13.Nonreliance...................................................................................................   88
    9.14.Disclosure....................................................................................................   88
    9.15.Performance of Obligations....................................................................................   88
    9.16.Partial Guaranty Release......................................................................................   89
    9.17.Subordination of Intercompany Indebtedness....................................................................   89
    9.18.Certifications Regarding Indentures...........................................................................   90
    9.19.Co-Agents.....................................................................................................   91

ARTICLE X    THE AGENT.................................................................................................   91

    10.1.  Appointment; Nature of Relationship.........................................................................   91
    10.2.  Powers......................................................................................................   91
    10.3.  General Immunity............................................................................................   91
    10.4.  No Responsibility for Loans, Recitals, etc..................................................................   92
    10.5.  Action on Instructions of Lenders...........................................................................   92
    10.6.  Employment of Agents and Counsel............................................................................   92

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
    10.7.  Reliance on Documents; Counsel..............................................................................   92
    10.8.  Agent's Reimbursement and Indemnification...................................................................   92
    10.9.  Notice of Default...........................................................................................   93
    10.10. Rights as a Lender..........................................................................................   93
    10.11. Lender Credit Decision......................................................................................   93
    10.12. Successor Agent.............................................................................................   94
    10.13. Agent and Arranger Fees.....................................................................................   94
    10.14. Delegation to Affiliates....................................................................................   94
    10.15. Collateral Documents........................................................................................   94
    10.16. Intercreditor Agreement.....................................................................................   95

ARTICLE XI   SETOFF; RATABLE PAYMENTS..................................................................................   97

    11.1.  Setoff......................................................................................................   97
    11.2.  Ratable Payments............................................................................................   97
    11.3.  Application of Payments.....................................................................................   97

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................................   98

    12.1.  Successors and Assigns; Designated Lenders..................................................................   98
    12.2.  Participations..............................................................................................  100
    12.3.  Assignments.................................................................................................  101
    12.4.  Dissemination of Information................................................................................  103
    12.5.  Tax Certifications..........................................................................................  103

ARTICLE XIII NOTICES...................................................................................................  103

    13.1.  Notices.....................................................................................................  103
    13.2.  Change of Address...........................................................................................  103

ARTICLE XIV  COUNTERPARTS..............................................................................................  103

ARTICLE XV   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............................................  104

ARTICLE XVI  PRIOR CREDIT AGREEMENT....................................................................................  105

ARTICLE XVII USA PATRIOT ACT NOTIFICATION..............................................................................  105

                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 1.1    -  Eligible Carriers

Schedule 2.19.1 -  Letters of Credit Issued Under Prior Credit Agreement

Schedule 5.8    -  Subsidiaries

Schedule 6.13   -  Investments

Schedule 6.14   -  Indebtedness

Schedule 6.15   -  Liens

                                    EXHIBITS

Exhibit A       -  Form of Borrower's Counsel's Opinion

Exhibit B       -  Form of Compliance Certificate

Exhibit C       -  Form of Assignment and Assumption Agreement

Exhibit D       -  Form of Loan/Credit Related Money Transfer Instruction

Exhibit E       -  Form of Revolving Note (if requested)

Exhibit F       -  Form of Designation Agreement

Exhibit G       -  Form of Officer's Certificate

Exhibit H       -  List of Closing Documents

Exhibit I       -  Form of Intercreditor Agreement

Exhibit J-1     -  Form of Interim Collateral Report

Exhibit J-2     -  Form of Monthly Collateral Report

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      This Third Amended and Restated Credit Agreement, dated as of May 25, 2004, is entered into by and among Tesoro Petroleum Corporation, a Delaware corporation, the Lenders, the LC Issuers, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1. Certain Defined Terms. As used in this Agreement:

      "Accounting Changes" is defined in Section 9.8 hereof.

      "Account Debtor" means the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower or any Subsidiary.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

      "Advance" means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall, unless otherwise indicated, include Non-Ratable Loans and Collateral Protection Advances.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

      "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Agent appointed pursuant to
Article X.

      "Aggregate Credit Linked Deposit" means, at any time, the aggregate of the Credit Linked Deposits, which aggregate amount shall equal $100,000,000 as of the Closing Date and which aggregate amount may be reduced from time to time pursuant to the terms of this Agreement.

      "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

      "Aggregate Outstanding Pre-Funded Letter of Credit Exposure" means, at any time, the aggregate of the Outstanding Pre-Funded Letter of Credit Exposure of all the Lenders.

      "Aggregate Outstanding Revolving Loan Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Loan Credit Exposures of all the Lenders.

      "Aggregate Pre-Funded Letter of Credit Commitment" means the aggregate of the Pre-Funded Letter of Credit Commitments of all the Lenders, which aggregate amount equals One Hundred Million and 00/100 Dollars ($100,000,000) as of the Closing Date.

      "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Five Hundred Fifty Million and 00/100 Dollars ($550,000,000).

      "Agreement" means this Third Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

      "Agreement Accounting Principles" means US GAAP, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in
Section 9.8, with respect to the calculation of the financial covenants set forth in Sections 6.21 and 6.22 (and the defined terms used in such Sections), "Agreement Accounting Principles" means US GAAP as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4 hereof.

      "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

      "Applicable Fee Rate" means, with respect to the Commitment Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type consisting of Revolving Loans as set forth in the Pricing Schedule.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Sole Lead Arranger and Sole Book Runner.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment Agreement" is defined in Section 12.3.1.

      "Authorized Officer" means any of the chief executive officer, president, chief operating officer, chief financial officer, treasurer, vice president-finance or vice president-controller of the Borrower, acting singly.

      "Available Aggregate Revolving Loan Commitment" means, at any time, the lesser of (i) the Aggregate Revolving Loan Commitment and (ii) the Borrowing Base then in effect, minus the Aggregate Outstanding Revolving Loan Credit Exposure at such time.

      "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

      "Bank Products" means, with respect to any Lender, any of the following services provided to the Borrower or an Affiliate thereof by any Lender or the
Agent: (i) Rate Management Transactions, (ii) commercial credit card services,
(iii) cash management and other treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, and interstate depository network services), and (iv) foreign exchange related services.

      "Borrower" means Tesoro Petroleum Corporation, a Delaware corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

      "Borrowing Base" means, as of any date of calculation, an amount equal to the lesser of (x) the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded Letter of Credit Commitment, and (y) as set forth on the most current Interim Collateral Report or Monthly Collateral Report, as applicable, delivered to the Agent, the aggregate of (i) 100% of Perfected Cash Interests, plus (ii) eighty-five percent (85%) of the Gross Amount of Eligible Receivables, plus
(iii) eighty percent (80%) of the Gross Amount of Eligible Petroleum Inventory, minus (iv) the Rental Reserve, minus (v) the Standard Reserve, and minus (vi) such reserves as the Agent may from time to time reasonably deem appropriate; provided, however, that the Agent, upon the occurrence and during the continuance of a Default, may, in its reasonable discretion and without the Borrower's consent, decrease the foregoing percentages.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.7.

      "Business Activity Report" means (A) a Notice of Business Activities Report filed with the State of Minnesota, Department of Revenue or (B) any similar report required by any other State relating to the ability of the Borrower or any Subsidiary Guarantor to enforce its Receivables claims against Account Debtors located in any such state.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change in Control" means the occurrence of any of the following events:
(i) there shall be consummated (A) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower's common stock would be converted into cash, securities or other property, other than a merger of the Borrower where a majority of the Board of Directors of the surviving corporation are, and for a two year period after the merger continue to be, persons who were directors of the Borrower immediately prior to such merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower immediately prior to such merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower, unless, immediately following such sale, lease, exchange or transfer, such assets are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower; (ii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (iii) (A) any "person" as defined in the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Borrower or a Subsidiary or any employee benefit plan sponsored by the Borrower or a Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 50% or more of the combined voting power of the Borrower's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two consecutive years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Borrower's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or (iv) a "Change of Control" or like event under any agreement, document or instrument evidencing Material Indebtedness.

      "Closing Date" means May 25, 2004.

      "Co-Agent" means each of Bank of America, N.A., as syndication agent and as co-collateral agent, Bank One, as co-collateral agent, and Wells Fargo Foothill, LLC, as documentation agent, together with their respective successors and assigns.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

      "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiary Guarantors in or upon which a security interest or lien is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

      "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement and all other security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiary Guarantors and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

      "Collateral Protection Advance" is defined in Section 2.1.2.

      "Collateral Shortfall Amount" is defined in Section 8.1.

      "Collection Account" is defined in Section 6.25.

      "Commitment Fee" is defined in Section 2.4.1.

      "Commitment Schedule" means the Schedule identifying the Lenders' respective Revolving Loan Commitments as of the Closing Date and the Lenders' respective Pre-Funded Letter of Credit Commitments as of the Closing Date, as attached hereto and identified as such.

      "Consolidated Capital Expenditures" means, for any period, with respect to the Borrower and its Subsidiaries, the aggregate of all expenditures by the Borrower and its Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs, and improvements during such period) which are capitalized under Agreement Accounting Principles on the Borrower's or any Subsidiary's balance sheet.

      "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income and franchise tax expense, (iii) depreciation,
(iv) amortization and (v) any other non-cash charges, minus, to the extent included in Consolidated Net Income, (i) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (ii) any other non-cash income, all reported for the Borrower and its Subsidiaries on a consolidated basis.

      "Consolidated Interest Expense" means, with reference to any period, the accrued interest expense of the Borrower and its Subsidiaries reported on a consolidated basis for such period, including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.

      "Consolidated Net Income" means, with reference to any period, the consolidated net earnings (or loss) of the Borrower and its Subsidiaries reported for such period.

      "Consolidated Tangible Net Worth" means at any time, with respect to any Person, the consolidated total stockholders' equity of such Person and its Subsidiaries reported on a consolidated basis in accordance with Agreement Accounting Principles and as reported in such Person's most recent Form 10-K or Form 10-Q filing, as applicable, with the U.S. Securities and Exchange Commission, minus at all times all items that are reported in such Form 10-K or Form 10-Q filing, as applicable, as "acquired intangibles net" and "goodwill."

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss; provided, however, that amounts held or allocated as reserves for obligations arising under or in connection with (i) any Plan or other pension fund related item, (ii) litigation, judgments and legal proceedings, and (iii) compliance with Environmental Laws, including, without limitation, the remediation of any environmental related issues with respect to its Property, shall not constitute "Contingent Obligations."

      "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.8.

      "Conversion Event" means the occurrence of a Default, including, without limitation, the Borrower's failure to deposit into the Pre-Funded Letter of Credit Account a Pre-Funded Account Reimbursement Amount when required pursuant to Section 2.19.6.

      "Credit Extension" means the making of an Advance or the issuance of a Facility LC.

      "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

      "Credit Linked Deposit" means, for any Lender, the amount required to be deposited by such Lender into the Pre-Funded Letter of Credit Account on the Closing Date or when such Lender otherwise becomes party to this Agreement, which amount (i) shall equal such Lender's Pre-Funded Letter of Credit Commitment on the date on which such Lender becomes subject hereto, and (ii) may be reduced from time to time pursuant to the terms of this Agreement.

      "Current Petroleum Inventory Market Price" means, with respect to any Petroleum Inventory, the market price for such Petroleum Inventory as set forth in a published or reported price index maintained by a third-party that is not an Affiliate of the Borrower and that prepares such index in the ordinary course of its business or such other price as the Agent may ascribe thereto in its reasonable credit judgment. Current Petroleum Inventory Market Price shall be determined using published or reported price indices created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts. In the event OPIS or Platts no longer provides the aforementioned price indices, or in the event the Borrower and the Agent determine that either OPIS or Platts no longer accurately provides pricing information for Petroleum Inventory, the Borrower and the Agent shall replace one or both of the OPIS and Platts price indices, as applicable, with other third-party price indices reasonably acceptable to each of the Borrower and the Agent.

      "Default" means an event described in Article VII.

      "Designated Lender" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 12.1.2.

      "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.1.2.

      "Designation Agreement" is defined in Section 12.1.2.

      "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

      "Eligible Carrier" means any of the carriers and pipeline companies listed or described in Schedule 1.1 to this Agreement, as such Schedule 1.1 may be revised by the Borrower from time to time with the consent of the Agent, such consent not to be unreasonably withheld.

      "Eligible Designee" means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and
(i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

      "Eligible Petroleum Inventory" means Petroleum Inventory of the Borrower and the Subsidiary Guarantors which is held for sale or lease in the ordinary course of business or furnished under any contract of service by the Borrower or such Subsidiary Guarantors in the ordinary course of business which is at all times and shall continue to meet standards of eligibility from time to time established in accordance with this Agreement. Initially, standards of eligibility will be established by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious) and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Petroleum Inventory includes Eligible Petroleum Inventory:

      (a)(i) Petroleum Inventory that is subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Holders of Secured Obligations or (ii) Petroleum Inventory that has been delivered to an Eligible Carrier subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Holders of Secured Obligations with UCC financing statements (or any other applicable form) perfecting or continuing the perfection of the security interest of the Agent on behalf of the Holders of Secured Obligations in such Petroleum Inventory having been duly filed where necessary and either (x) no document of title is issued with respect to such Petroleum Inventory by such Eligible Carrier, or (y) if a document of title is issued with respect to such Petroleum Inventory by such Eligible Carrier, the original of such document of title is delivered to the Agent or its designated bailee or agent,

      (b)Petroleum Inventory that is in good saleable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in locations where sold by the Borrower) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale,

      (c)Petroleum Inventory that is owned by the Borrower or its Subsidiaries (provided all documentation necessary to provide the Agent with a first priority, perfected Lien thereon shall be in full force and effect) or, in the case of Petroleum Inventory described in clause (ii) of paragraph (a) above, the Borrower has the absolute and unconditional right to obtain such Petroleum Inventory or Petroleum Inventory equivalent to such Petroleum Inventory from an

Eligible Carrier, in each case, free and clear of any and all Liens whatsoever, other than those (1) in favor of the Agent on behalf of the Holders of Secured Obligations created pursuant to the Collateral Documents and (2) those in favor of an Eligible Carrier that arise under applicable law and for which appropriate amounts have been allocated under the Rental Reserve,

      (d)Petroleum Inventory that is (1) located at a location owned by the Borrower or a Subsidiary Guarantor, (2) delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above, or (3) located at a location leased by the Borrower or a Subsidiary Guarantor so long as such location is either subject to a Third Party Agreement or such location is subject to the Rental Reserve;

      (e)Petroleum Inventory that is not commingled with Petroleum Inventory of any Person other than the Borrower and/or its Subsidiaries or has been delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above,

      (f)Petroleum Inventory that is in full conformity with the representations and warranties made by the Borrower or a Subsidiary Guarantor to the Agent with respect thereto whether contained in this Agreement or the Security Agreement, and

      (g)To the extent Petroleum Inventory is in transit on the high seas to or from a non-Affiliate, (1) it does not constitute a Receivable, (2) if purchased with a Letter of Credit, a copy of such Letter of Credit has been delivered to the Agent, (3) it is covered by insurance in form and substance reasonably acceptable to the Agent, and (4) all applicable documents of title have been delivered to the Agent; provided, however, that with respect to the high seas Petroleum Inventory described in this clause (g), the amount of such high seas Petroleum Inventory on any date of determination in excess of 15% of the aggregate amount of all Petroleum Inventory then owned by the Borrower and its Subsidiary Guarantors on such date of determination shall not constitute Eligible Petroleum Inventory.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no Petroleum Inventory located, stored or maintained at any retail service station or in a railroad car, or otherwise in transit upon a railway system, shall constitute Eligible Petroleum Inventory.

      "Eligible Receivables" means Receivables created by the Borrower or any Subsidiary Guarantor, in each case in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower or such Subsidiary Guarantor, which Receivables are and at all times shall continue to meet standards of eligibility from time to time reasonably established in accordance with this Agreement. Initially, standards of eligibility will be established by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious) and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Receivables are not Eligible Receivables:

      (a) Receivables which remain unpaid sixty (60) days after the date on which payment was due or ninety (90) days after the date of the original applicable invoice;

      (b) Receivables on any date of determination which are owing by an Account Debtor and its Affiliates to the extent that the aggregate amount of Receivables owing by such Account Debtor and its Affiliates to the Borrower or any Subsidiary Guarantor exceeds 15% times the aggregate amount of all Eligible Receivables on such date;

      (c) all Receivables owing by a single Account Debtor (including Receivables which remain unpaid fewer than sixty (60) days after the date on which payment was due or ninety (90) days after the date of the original applicable invoice) if fifty percent (50%) of the aggregate balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid ninety (90) days after the date of the original applicable invoice or has otherwise become, or has been determined by the Agent to be ineligible in accordance with the provisions of this definition;

      (d) Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower or any Subsidiary thereof;

      (e) (i) Receivables with respect to which the Account Debtor is the United States of America, any federal, state, local or other political subdivision thereof or any department, agency or instrumentality of any of the foregoing, unless the Borrower or applicable Subsidiary Guarantor has complied with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including executing and delivering to the Agent all statements of assignment and/or notification which are in form and substance acceptable to the Agent and which are deemed necessary by the Agent to effectuate the assignment of such Receivables to the Agent for the benefit of the Holders of Secured Obligations; and (ii) Receivables with respect to which the Account Debtor is a foreign government, any federal, state, local or other political subdivision thereof, or any department, agency, or instrumentality of any of the foregoing described in this clause (ii);

      (f) Receivables not denominated in Dollars;

      (g) Receivables with respect to which the Account Debtor is not a resident of the United States (which shall not be deemed to include any territories of the United States) or Canada unless (i) the Account Debtor has supplied the Borrower or applicable Subsidiary Guarantor with an irrevocable letter of credit (which letter of credit shall be delivered to the Agent and shall be in form and substance acceptable to the Agent), or (ii) the full payment of such Receivable shall have been insured by the Borrower or applicable Subsidiary Guarantor pursuant to an insurance policy in form and substance acceptable to the Agent issued by a financial institution satisfactory to the Agent, which policy names the Agent as the loss payee or beneficiary thereof;

      (h) Receivables that are subject to any dispute, contra-account, defense, offset or counterclaim, volume rebate or advertising or other allowance; provided that if any portion of any such Receivables is not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance and the payment of such portion is not being withheld or delayed or otherwise affected in any manner due to the portion that is subject to such dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance, then such portion which is not subject to any dispute, contra-account, defense, offset, counterclaim, volume rebate or advertising or other allowance shall not be excluded from Eligible Receivables because of this clause (h); provided, further, that the portion of a contra-account that arises from a claim against the Borrower or a Subsidiary Guarantor that is supported by a letter of credit issued on behalf of the Borrower or a Subsidiary Guarantor in favor of a customer as payment for goods or services shall not be excluded from Eligible Receivables because of this clause (h);

      (i) Receivables with respect to which the Account Debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

      (j) Receivables with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return Petroleum Inventory on the basis of the quality of such Petroleum Inventory) or consignment basis, or where such Receivables represent progress billings;

      (k) Receivables with respect to which the Account Debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); provided, however, such Receivables shall nonetheless be eligible if the Borrower or applicable Subsidiary Guarantor has filed a Business Activity Report (or other applicable report) with the applicable state office, or is qualified to do business in such jurisdiction and, at the time the Receivable was created, was qualified to do business in such jurisdiction, or had on file with the applicable state office a current Business Activity Report (or other applicable report), or is exempt from such filing requirement;

      (l) Receivables with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

      (m) Receivables with respect to which the Borrower or applicable Subsidiary Guarantor has not yet shipped the applicable goods or performed the applicable service;

      (n) any Receivable which is not in conformity with the representations and warranties made by the Borrower or the applicable Subsidiary Guarantors to the Agent with respect thereto, whether contained in this Agreement or the Security Agreement;

      (o) Receivables in connection with which the Borrower or applicable Subsidiary Guarantor (or any other party to such Receivable) is in default in the performance or observance of any of the terms thereof (other than payment of such Receivable) in any material respect;

      (p) Receivables that are not bona fide existing obligations created by the sale and actual delivery of inventory, goods or other property or the furnishing of services of other good and sufficient consideration to customers of the Borrower or the applicable Subsidiary Guarantors in the ordinary course of business;

      (q) Receivables subject to any Lien or the Petroleum Inventory, goods, property, services or other consideration of which any such Receivable constitutes proceeds is subject to any such Lien, in either case other than the Lien granted to the Agent in connection herewith for the benefit of the Holders of Secured Obligations;

      (r) Receivables that have been classified by the Borrower or any Subsidiary Guarantor as doubtful or that have otherwise failed to meet established or customary credit standards of the Borrower or the Subsidiary Guarantors, to the extent of such write-down;

      (s) Receivables evidenced by a promissory note or other similar instrument;

      (t) Receivables that are subordinate or junior in right or priority of payment to any other obligation or claim;

      (u) Receivables that are consigned or otherwise assigned to any Person for collection or otherwise; and

      (v) Receivables generated by sales on a cash-on-delivery basis.

      "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

      "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.10, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

      "Excess Availability" means, on any date of determination, the excess of the Borrowing Base over the Aggregate Outstanding Credit Exposure on such date.

      "Excluded Proceeds" is defined in Section 6.24.

      "Excluded Subsidiary" means each of Tesoro Indonesia Petroleum Company, Tesoro Equipment Company, Tesoro Crude Oil Company, Tesoro Gasoline Marketing Company, Tesoro Pump & Valve Company, Tesoro Environmental Products Company, Tesoro Latin America Company, Tesoro High Plains Company, Tesoro South Pacific Petroleum Company, Tesoro Technology Company, Tesoro Geotech Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Building Project, L.P., Interior Fuels Company, Coastwide Marine Services, Inc., Tesoro Petroleum (Singapore) Pte. Ltd., the Pipeline Subsidiaries, and such other Subsidiaries that the Borrower, with the Agent's prior written consent, may identify to the Agent and the Lenders from time to time.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Facility LC" is defined in Section 2.19.1.

      "Facility LC Application" is defined in Section 2.19.3.

      "Facility LC Collateral Account" is defined in Section 2.19.11.

      "Facility LC Pro Rata Share" means, for any Lender:

      (x) at any time the LC Obligations are less than or equal to the Aggregate Outstanding Pre-Funded Letter of Credit Exposure, a portion equal to a fraction the numerator of which is such Lender's Outstanding Pre-Funded Letter of Credit Exposure and the denominator of which is the Aggregate Outstanding Pre-Funded Letter of Credit Exposure; and

      (y) at any time the LC Obligations exceed the Aggregate Outstanding Pre-Funded Letter of Credit Exposure then in effect, a portion equal to

            (i) for that part of the LC Obligations that equal the Aggregate Outstanding Pre-Funded Letter of Credit Exposure, the amount calculated in clause (x) hereof, plus

            (ii) for that part of the LC Obligations that exceeds the Aggregate Outstanding Pre-Funded Letter of Credit Exposure, the amount derived from a fraction the numerator of which is such Lender's Revolving Loan Commitment and the denominator of which is the Aggregate Revolving Loan Commitment; provided, however, that if the Revolving Loan Commitments have been terminated, the amount required by this clause (ii) shall be calculated using the then outstanding principal amount of such Lender's Revolving Loans and the aggregate outstanding principal amount of all outstanding Revolving Loans.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Financing" means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests in such Person, or (ii) the issuance or sale by such Person of any Indebtedness other than Indebtedness described in Sections
6.14.1 through 6.14.5; provided, however, that the foregoing clause (ii) shall not permit the incurrence by the Borrower or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by this Agreement.

      "Fixed Charges" means, for any period of determination, the sum of (i) Consolidated Interest Expense on a cash basis, and (ii) scheduled cash payments of the principal amount of Indebtedness; provided, however, that payments of principal owing under or in connection with the Revolving Loans shall not be included in any determination of Fixed Charges.

      "Floating Rate" means, for any day, a rate per annum equal to the sum of
(i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

      "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

      "Floating Rate Loan" means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Gross Amount of Eligible Petroleum Inventory" means Eligible Petroleum Inventory valued at market value, less (i) the value of reserves which have been recorded by the Borrower and the Subsidiary Guarantors with respect to obsolete, slow-moving or excess Petroleum Inventory, and (ii) such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

      "Gross Amount of Eligible Receivables" means the outstanding face amount of Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied, less (i) all financing charges, late fees and other fees that are unearned, (ii) the value of any accrual that has been recorded by the Borrower and the Subsidiary Guarantors with respect to downward price adjustments, and (iii) such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

      "Guaranty" means the Subsidiary Guaranty, dated as of April 17, 2003, made by certain Subsidiaries of the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Highest Lawful Rate" means, at any time, the maximum rate of interest the Holders of Secured Obligations may lawfully contract for, charge, or receive in respect of the Secured Obligations as allowed by any applicable law. For purposes of determining the Highest Lawful Rate under applicable law of the State of Texas, the applicable rate ceiling shall be (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended, or (b) if the parties subsequently contract as allowed by any applicable law, the "quarterly ceiling" or the "annualized ceiling" computed pursuant to Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the "weekly ceiling", the "quarterly ceiling", or the "annualized ceiling" shall be less than eighteen percent (18.0%) per annum or more than twenty-four percent (24.0%) per annum, the provisions of Section 303.009(a) and Section 300.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

      "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans and its Outstanding Pre-Funded Letter of Credit Exposure, (ii) each LC Issuer in respect of Reimbursement Obligations, (iii) the Agent, the Lenders, and the LC Issuers in respect of all other present and future obligations and liabilities of the Borrower or any of its Subsidiary Guarantors of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Person benefiting from indemnities made by the Borrower or any Subsidiary Guarantor hereunder or under other Loan Documents in respect of the obligations and liabilities of the Borrower or such Subsidiary Guarantor to such Person, (v) each Lender (or affiliate thereof), in respect of all Rate Management Obligations of the Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction, and (vi) their respective successors, transferees and assigns.

      "Indebtedness" of a Person means, at any time, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under Letters of Credit, bankers' acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions, (xii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (xiii) the liquidation value of any mandatorily redeemable preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its wholly-owned Subsidiaries, (xiv) obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such obligations, and (xv) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person. Obligations of the Borrower and its Subsidiaries to pay dues to Marine Spill Response Corporation in an aggregate amount of up to $2,000,000 shall not be deemed to constitute Indebtedness. Obligations in an aggregate amount not in excess of $3,000,000 at any time owing in respect of the Borrower's retention and use of Cook Inlet Spill Prevention and Response, Inc. (which provides the Borrower with spill-response capabilities) shall not constitute Indebtedness.

      "Intercreditor Agreement" means, collectively, (x) Article XI of the Senior Note Indenture and Article X of the Senior Term Loan Agreement, attached hereto as Exhibit I, as in effect on the Closing Date, and (y) an intercreditor agreement between the Agent and the Multiparty Collateral Agent, in form and substance acceptable to each such party, entered into pursuant to Section 11.01 of the Senior Note Indenture and Section 10.01 of the Senior Term Loan Agreement.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business

Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing or anything to the contrary in any Loan Document, from the Closing Date through the date on which the Agent confirms to the Borrower that the syndication of the Loans and Revolving Loan Commitments has been completed (the "Syndication Period"), each Interest Period for Eurodollar Advances shall equal seven days.

      "Interim Collateral Report" means a report, in form and substance substantially similar to Exhibit J-1 hereto and acceptable to the Agent.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "LC Fee" is defined in Section 2.19.4.

      "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) or any other Lender (or any subsidiary or affiliate of such Lender designated by such Lender), subject to the Agent's prior written consent (which consent shall not be unreasonably withheld), in its separate capacity as an issuer of Facility LCs hereunder.

      "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

      "LC Payment Date" is defined in Section 2.19.5.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement or lending institutions parties to Assignment Agreements delivered pursuant to Section 12.3, in each case together with their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes each LC Issuer, the Non-Ratable Lender, each Pre-Funded Lender and the Agent with respect to Collateral Protection Advances.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

      "Loan" means, with respect to a Lender, any loan of such Lender made pursuant to Article II (or any conversion or continuation thereof), including, without limitation, Revolving Loans, Collateral Protection Advances and Non-Ratable Loans.

      "Loan Documents" means this Agreement, the Facility LC Applications, the Collateral Documents, the Guaranty, the Intercreditor Agreement, and all other documents, instruments, notes (including any Notes issued pursuant to Section
2.12 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent, the LC Issuers, or the Lenders thereunder or their rights with respect to the Collateral.

      "Material Indebtedness" means any Indebtedness in an outstanding principal amount of $25,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

      "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

      "Modify" and "Modification" are defined in Section 2.19.1.

      "Monthly Collateral Report" means a report, in form and substance substantially similar to Exhibit J-2 hereto and acceptable to the Agent, which shall include, among other things, the following additional information:

      (i) a detailed aged trial balance of each Receivable of the Borrower and its Subsidiaries in existence as of the date of such report specifying the name and balance due for the applicable Account Debtor, as reconciled in a manner reasonably acceptable to the Agent;

      (ii) with respect to Petroleum Inventory, a detailed listing of product type, volume on hand by location, and Current Petroleum Inventory Market Price;

      (iii) a spreadsheet which identifies all Eligible Receivables and Eligible Petroleum Inventory and all non-Eligible Receivables and non-Eligible Petroleum Inventory; and

      (iv) a schedule and aging of the Borrower's and its Subsidiaries' accounts payable.

      "Moody's" means Moody's Investors Services, Inc. and any successor thereto.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

      "Multiparty Collateral Agent" means Wilmington Trust Company, together with its successors and permitted assigns, in its capacity as "Collateral Agent" for the Senior Noteholders and the Senior Term Loan Holders.

      "Net Cash Proceeds" means, with respect to any sale of Property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale of Property) or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing.

      "Net Consolidated Capital Expenditures" means, with respect to any fiscal quarter, Consolidated Capital Expenditures for such quarter minus Net Cash Proceeds resulting from Asset Sales during such quarter minus the aggregate amount of purchase money Indebtedness incurred during such quarter.

      "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

      "Non-Lender Asset Sale Proceeds" means any amount (x) that results from a sale of the Borrower's or any Subsidiary's Property, (y) that does not constitute Collateral, and (z) that is not required to be applied in reduction of the principal amount of outstanding Loans under Section 2.2.2.

      "Non-Ratable Lender" means Bank One or such other Lender which may succeed to Bank One's rights and obligations as Non-Ratable Lender pursuant to the terms of this Agreement.

      "Non-Ratable Loan" has the meaning set forth in Section 2.1.3.

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" is defined in Section 2.12.

      "Obligations" means all Revolving Loans, Non-Ratable Loans, Reimbursement Obligations, other obligations owing to Pre-Funded Lenders as described in
Section 2.19, including, without limitation, any Pre-Funded Account Reimbursement Amount, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, the Non-Ratable Lender, any LC Issuer, the Arranger, any affiliate of the Agent, any Lender, the Non-Ratable Lender, any LC Issuer, or the Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

      "Off-Balance Sheet Liability" of a Person means the principal component of
(i) any repurchase obligation or liability of such Person with respect to Receivables sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, (iv) any Receivables Purchase Facility, or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all Operating Leases.

      "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "Operating Lease Obligations" means, as of any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

      "Other Senior Secured Debt" means the Senior Term Loans and the Senior Notes.

      "Other Senior Secured Debt Collateral Proceeds" means any amount constituting the Borrower's or any Subsidiary's Property (including proceeds thereof) that secures obligations owing by the Borrower or its Subsidiaries to the Senior Noteholders under the Senior Notes or the Senior Term Loan Holders under the Senior Term Loan Agreement.

      "Other Taxes" is defined in Section 3.5(ii).

      "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time (which shall include, without limitation, the amount of its ratable obligation to purchase participations in (a) the aggregate principal amount of Non-Ratable Loans outstanding at such time, (b) the LC Obligations at such time, and (c) Collateral Protection Advances outstanding at such time), plus (ii) if such Lender has a Pre-Funded Letter of Credit Commitment, its ratable obligation to purchase participations in the LC Obligations to the extent not already covered above in clause (i)(b) plus, subsequent to the occurrence of a Conversion Event, such Lender's ratable obligation to purchase participations in those items described above in clauses 1(a), (b), and (c), in all cases in accordance with the terms of this Agreement.

      "Outstanding Pre-Funded Letter of Credit Exposure" means, as to any Lender at any time, its ratable obligation to purchase participations in the LC Obligations at such time plus the LC Obligations held by such Lender at such time; provided, however, that the aggregate thereof shall at no time exceed such Lender's Pre-Funded Letter of Credit Commitment; provided, further, that no such purchase obligation shall at any time exceed the then available balance of such Lender's Credit Linked Deposit.

      "Outstanding Revolving Loan Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Revolving Loan Pro Rata Share of the LC Obligations at such time.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means April 1st, July 1st, October 1st, and January 1st of each calendar year and the Termination Date. Each Payment Date other than the Termination Date shall relate to the calendar quarter immediately preceding it. For example, quarterly payments which accrue in respect of the quarter ending March 31st shall be due and payable on April 1st.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Perfected Cash Interests" means Dollars or Cash Equivalent Investments on deposit in collection accounts subject to control agreements in form and substance acceptable to the Agent that grant the Agent first priority perfected security interests in such accounts and the Dollars and Cash Equivalent Investments (including proceeds thereof) on deposit or otherwise maintained therein.

      "Permitted Acquisition" is defined in Section 6.13.3.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Petroleum Inventory" means inventory consisting of crude oil, petroleum, refined petroleum products, byproducts and intermediate feedstocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which inventory shall be valued at market.

      "Pipeline Subsidiaries" means each of Kenai Pipeline Company, Tesoro Alaska Pipeline Company, Tesoro High Plains Pipeline Company, and each other Person (i) that does not own Collateral or Property required to be Collateral hereunder, and (ii) substantially all of the assets of which consist of one or more pipelines comparable to the ones owned by Kenai Pipe Line Company, Tesoro Alaska Pipeline Company, and Tesoro High Plains Pipeline Company, in each case together with their respective permitted successors and assigns, including, without limitation, debtors in possession on their behalf.

      "Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group, may have any liability.

      "Pre-Funded Account Reimbursement Amount" means, with respect to any election by the Borrower to reimburse an LC Issuer in respect of a draw under a Facility LC with Credit Linked Deposits, an amount equal to such reimbursement amount plus any return on investment which would have accrued on such amount pursuant to Section 2.19.4 had such amount not been withdrawn.

      "Pre-Funded Investment Earnings" is defined in Section 2.19.4.

      "Pre-Funded Lender" means any Lender with a Pre-Funded Letter of Credit Commitment.

      "Pre-Funded Letter of Credit Account" is defined in Section 2.1.4.

      "Pre-Funded Letter of Credit Commitment" means, for each Lender, the commitment of such Lender to participate in LC Obligations and, subsequent to a Conversion Event, a portion of the Aggregate Outstanding Credit Exposure, in each case in an aggregate principal amount not to exceed the amount set forth for such Lender on the Commitment Schedule or in an Assignment Agreement delivered pursuant to Section 12.3.

      "Pre-Funded Letter of Credit Fee" is defined in Section 2.19.4(a).

      "Pre-Funded Letter of Credit Fee Rate" means, with respect to the Pre-Funded Letter of Credit Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

      "Pre-Funded Letter of Credit LIBO Rate" means, on any date of determination, a per annum rate equal to the Eurodollar Rate without giving effect to or including in the calculation thereof the then effective Applicable Margin.

      "Pre-Funded Letter of Credit Early Reduction Event" is defined in Section 2.2.6(b).

      "Pre-Funded Letter of Credit Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Outstanding Pre-Funded Letter of Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Pre-Funded Letter of Credit Exposure at such time.

      "Pricing Schedule" means the Schedule identifying the Applicable Margin, the Applicable Fee Rate, and the Pre-Funded Letter of Credit Fee Rate attached hereto and identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Prior Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of June 17, 2003, by and among the Borrower, certain financial institutions, and Bank One, as Administrative Agent, as amended or modified prior to the Closing Date.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is the sum of such Lender's Revolving Loan Commitment and Pre-Funded Letter of Credit Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement), and the denominator of which is the sum of the Aggregate Revolving Loan Commitment at such time and the Aggregate Pre-Funded Letter of Credit Commitment; provided, that if the Revolving Loan Commitments have been terminated, "Pro Rata Share" means a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

      "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition.

      "Purchasers" is defined in Section 12.3.1.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, or equity prices.

      "Receivable(s)" means and includes any and all of the Borrower's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in and to any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

      "Receivables Purchase Documents" means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any Receivables, sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

      "Receivables Purchase Facility" means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which Receivables of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

      "Refinancing Indebtedness" means any Indebtedness permitted under this Agreement that exists (with respect to any amendments, modifications or supplements thereof) or that is incurred to refund, refinance, replace, exchange, renew, repay, extend, modify, amend or supplement (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances" and "refinanced" shall have a correlative meaning) any other specified Indebtedness permitted under this Agreement, including any Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

      (i)if the Stated Maturity (as such term is hereinafter defined) of the Indebtedness being refinanced is earlier than the Termination Date as set forth in clause (a) of the definition thereof, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, or if the Stated Maturity of the Indebtedness is being refinanced is later than the Termination Date as set forth in clause (a) of the definition thereof, the Refinancing Indebtedness has a Stated Maturity that is at least 91 days later than such Termination Date;

      (ii)the Refinancing Indebtedness has an Average Life (as such term is hereinafter defined) at the time such Refinancing Indebtedness is incurred equal to or greater than the Average Life of the Indebtedness being refinanced;

      (iii)such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by instruments governing such existing Indebtedness and fees incurred in connection therewith);

      (iv)after giving effect to the incurrence of such Refinancing Indebtedness, no Default or Unmatured Default would exist hereunder;

      (v)the obligor(s) of such Refinancing Indebtedness shall not be materially different than the obligors of the Indebtedness being refinanced;

      (vi)the terms and conditions of such Refinancing Indebtedness shall be no less favorable in any material respect than the terms and conditions of the Indebtedness being refinanced; and

      (vii)any Property securing such Refinancing Indebtedness shall not include Collateral and shall either (a) constitute Property that secures the Indebtedness being replaced by such Refinancing Indebtedness or other Indebtedness permitted by this Agreement or (b) constitute Property that secures or formerly secured purchase money Indebtedness permitted under Section 6.14.4.

      As used in this definition the term "Stated Maturity" means, with respect to any Indebtedness, the date specified in the documents or instruments evidencing such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision, but shall not include any contingent obligations to repay, prepay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. As used in this definition, the term "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse each LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs.

      "Rental Reserve" means (i) with respect to any Eligible Carrier, such amount as the Agent in its reasonable credit judgment shall establish from time to time for such Eligible Carrier and (ii) with respect to any location not owned by the Borrower or a Subsidiary Guarantor at which Petroleum Inventory is located, stored, processed, maintained or otherwise held, until such time as such location is subject to a Third Party Agreement, an amount equal to 1 month's rent for such location.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having greater than 50% of the sum of (i) the Aggregate Revolving Loan Commitment and (ii) the Aggregate Pre-Funded Letter of Credit Commitment; provided, that if the Revolving Loan Commitment has been terminated, "Required Lenders" means Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

      "Restricted Payments" is defined in Section 6.10.

      "Retail Property" means Property of the Borrower or any Subsidiary owned in connection with the sale of motor fuels and convenience products and services to consumers in the retail market.

      "Revolver Prepayment Event" is defined in Section 2.2.6(a).

      "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

      "Revolving Loan Commitment" means, for each Lender, including, without limitation, each LC Issuer, such Lender's obligation to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in an Assignment Agreement delivered pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

      "Revolving Loan Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Revolving Loan Commitment at such time and the denominator of which is the Aggregate Revolving Loan Commitment at such time; provided, however, that if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "Revolving Loan Pro Rata Share" means a portion equal to a fraction the numerator of which is such Lender's Outstanding Revolving Loan Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Revolving Loan Credit Exposure at such time.

      "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Secured Obligations" means, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender, and (iii) to the extent not covered in clauses (i) and (ii), amounts owing to any Lender or the Agent under or in connection with Bank Products provided by such Lender or the Agent to the Borrower or its Affiliates.

      "Security Agreement" means the Security Agreement, dated as of April 17, 2003, by and among the Borrower, certain Subsidiaries thereof and the Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Senior Note Indenture" means the Indenture, dated as of April 17, 2003, by and among the Borrower, certain Subsidiaries of the Borrower, in their capacities as "Guarantors" thereunder, and the Senior Note Trustee, together with the agreements, documents and instruments delivered in connection therewith or issued pursuant thereto, including, without limitation, the Senior Notes and any guarantees, security documents, mortgages, and collateral agency agreement required thereunder, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Senior Note Trustee" means The Bank of New York, together with its successors and permitted assigns.

      "Senior Noteholders" means those Persons that from time to time hold Senior Notes.

      "Senior Notes" means the Indebtedness evidenced by the promissory notes from time to time issued by the Borrower under the Senior Note Indenture, as such Indebtedness may be refinanced from time to time by Refinancing Indebtedness.

      "Senior Term Loan Agreement" means the Credit and Guaranty Agreement, dated as of April 17, 2003, by and among the Borrower, certain Subsidiaries of the Borrower as "Guarantors", Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner, and syndication agent, and the Senior Term Loan Agreement Agent, together with the agreements, documents and instruments delivered in connection therewith or issued pursuant thereto, including, without limitation, the promissory notes issued thereunder and any guarantees, security documents, mortgages and collateral agency agreement required thereunder, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Senior Term Loan Agreement Agent" means Goldman Sachs Credit Partners L.P., together with its successors and permitted assigns.

      "Senior Term Loan Holders" means the Persons from time to time party to the Senior Term Loan Agreement as "Lenders" and the Senior Term Loan Agreement Agent.

      "Senior Term Loans" means the Indebtedness incurred by the Borrower under the Senior Term Loan Agreement, as such Indebtedness may be refinanced from time to time by Refinancing Indebtedness.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Specified Customers" means nine customers of the Borrower and the Subsidiary Guarantors from time to time identified as "Specified Customers" to the Agent by the Borrower. The Agent may from time to time request that the Borrower update or revise, to the Agent's reasonable satisfaction, the list of "Specified Customers." The Agent agrees that it has received an initial list of "Specified Customers" as of the Closing Date.

      "SPV" means any special purpose entity established for the purpose of purchasing Receivables in connection with a Receivables securitization transaction permitted under the terms of this Agreement.

      "Standard Reserve" means $40,000,000 unless the "Fixed Charge Coverage Ratio", as calculated pursuant to Section 6.21 for each fiscal quarter based upon the four then most-recently ended fiscal quarters, is less than 1.00 to 1.00, in which case "Standard Reserve" means the greater of $40,000,000 and 15% of the then effective Borrowing Base (as calculated without giving effect to or including the Standard Reserve, the first purchaser crude liability reserve and the taxes held in trust/priming lien reserve and as the amount of such Borrowing Base may change from time to time upon the delivery of Interim Collateral Reports or Monthly Collateral Reports).

      "Subordinated Indebtedness" means any Indebtedness the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Agent and the Lenders.

      "Subordinated Indebtedness Prepayment Conditions" means:

            (x) if no Revolving Loans are outstanding immediately before or after the applicable prepayment, defeasance, purchase, redemption, retirement or acquisition, (1) no Default or Unmatured Default exists, (2) Excess Availability equals or exceeds 25% of the Borrowing Base then in effect and shall remain equal to or in excess of 25% for the remainder of the day on which such prepayment is made, and (3) the "Fixed Charge Coverage Ratio" as calculated in
            Section 6.21 on a rolling four quarter basis equals or exceeds 1.10 to 1.00; and

            (y) if Revolving Loans are outstanding immediately before or after the applicable prepayment, defeasance, purchase, redemption, retirement or acquisition, (1) no more than $100,000,000 of Revolving Loan proceeds are used to make the applicable payments,
            (2) no Default or Unmatured Default exists, (3) Excess Availability equals or exceeds 35% of the Borrowing Base then in effect and shall remain equal to or in excess of 35% for the remainder of the day on which such prepayment is made, and (4) the "Fixed Charge Coverage Ratio" as calculated in Section 6.21 on a rolling four quarter basis exceeds 1.25 to 1.00.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower and no Excluded Subsidiary shall constitute a Subsidiary of the Borrower.

      "Subsidiary Guarantors" means each of the following Subsidiaries of the Borrower subject to the Guaranty as of the Closing Date, together with those other Persons organized under the laws of the United States or a political subdivision thereof that become subject to the Guaranty in accordance with
Section 6.23 after the Closing Date, in each case together with its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf): Tesoro Petroleum Companies, Inc., Digicomp, Inc., Tesoro Aviation Company, Tesoro Financial Services Holding Company, Victory Finance Company, Tesoro Alaska Company, Tesoro Northstore Company, Tesoro Hawaii Corporation, Smiley's Super Service, Inc., Tesoro

Refining and Marketing Company, Tesoro Vostok Company, Tesoro Maritime Company, Far East Maritime Company, Gold Star Maritime Company, Tesoro Wasatch, LLC, Tesoro Trading Company, Tesoro Environmental Resources Company, and Tesoro Gas Resources Company, Inc.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries, as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

      "Termination Date" means the earlier of (a) June 30, 2007 and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to
Section 2.4 hereof or the Revolving Loan Commitments pursuant to Section 8.1 hereof.

      "Third Party Agreement" means a letter agreement, in form and substance acceptable to the Agent, pursuant to which a landlord, bailee, consignee, processor, warehouseman, or other third party who stores, processes, maintains or holds Collateral acknowledges, among other things, the Agent's Lien on such Collateral, the Agent's ability to enforce its Lien on such Collateral, and the subordination of any Lien held by such landlord, bailee, consignee, processor, warehouseman, or other third party on such Collateral to the Agent's Lien thereon.

      "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance, and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

      "Unencumbered Property Proceeds" means any amount constituting proceeds from the sale of the Borrower's or any Subsidiary's Property (including proceeds thereof) that does not constitute or qualify as Collateral or Property securing amounts owing by the Borrower or its Subsidiaries to the Senior Noteholders under the Senior Notes or the Senior Term Loan Holders under the Senior Term Loan Agreement.

      "Unfunded Liabilities" means the amount, if any, by which the current liability as shown on line 1d(2)(a) of the most recently filed Schedule B of Form 5500 under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan's assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a Schedule B is available.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "US GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      "U.S." and "United States" means the United States of America.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      1.2. Plural Forms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

      2.1. Commitments; Loans.

            2.1.1 Revolving Loans. From and including the Closing Date and prior to the Termination Date, upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of (a) with respect to Lenders with Revolving Loan Commitments, such Lenders' respective Revolving Loan Pro Rata Shares of the Available Aggregate Revolving Loan Commitment and (b) with respect to Lenders with Pre-Funded Letter of Credit Commitments, such Lenders' respective Pre-Funded Letter of Credit Pro Rata Shares of the Aggregate Credit Linked Deposit not previously used to purchase participations in LC Obligations, or, subsequent to the occurrence of a Conversion Event, other portions of the Aggregate Outstanding Credit Exposure; provided that, unless caused by a Collateral Protection Advance, at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Borrowing Base and at no time shall the Aggregate Outstanding Credit Exposure minus the Aggregate Pre-Funded Letter of Credit Commitment exceed the Aggregate Revolving Loan Commitment; provided, further, that during the continuance of a Conversion Event, all Lenders shall participate in the Aggregate Outstanding Credit Exposure based on their respective Pro Rata Shares thereof. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The commitment of each Lender to lend hereunder shall automatically expire on the Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

            2.1.2 Collateral Protection Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (i) during the existence of a Default or an Unmatured Default, or (ii) at any time that any of the other conditions precedent set forth in Article IV have not been satisfied, to make Advances (each such advance to be a Floating Rate Advance) to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $10,000,000 which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Secured Obligations, or (C) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as "Collateral Protection Advances"); provided that the Required Lenders may at any time revoke the Agent's authorization to make Collateral Protection Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Absent such revocation, the Agent's determination that the making of a Collateral Protection Advance is required for any such purposes shall be conclusive. The Collateral Protection Advances shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Secured Obligations hereunder. Each Lender shall participate in each Collateral Protection Advance in an amount equal to its Revolving Loan Pro Rata Share thereof. No Collateral Protection Advance shall be made hereunder if the result thereof causes (i) the Aggregate Outstanding Credit Exposure to exceed the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded Letter of Credit Commitment or (ii) any Lender's ---- Revolving Loan Pro Rata Share thereof to exceed such Lender's Revolving Loan Commitment.

            2.1.3 Making of Non-Ratable Loans. If the Agent elects to have the terms of this Section 2.1.3 apply to a Floating Rate Advance requested by the Borrower in order to fund such Floating Rate Advance pursuant to this
      Section 2.1.3 instead of Section 2.7, the Non-Ratable Lender shall make a Floating Rate Advance in the amount requested available to the Borrower on the applicable Borrowing Date by transferring same day funds to the Borrower's funding account. Each Advance made solely by the Non-Ratable Lender pursuant to this Section 2.1.3 is referred to in this Agreement as a "Non-Ratable Loan," and such Advances are referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Lenders, except that all payments thereon shall be payable to the Non-Ratable Lender solely for its own account. The Agent shall not request the Non-Ratable Lender to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article IV will not be satisfied on the requested Borrowing Date for the applicable Non-Ratable Loan, or (B) the requested Non-Ratable Loan exceeds the Available Aggregate Revolving Loan Commitment (before giving effect to such Non-Ratable Loan) or would cause the Aggregate Outstanding Credit Exposure (after giving effect to such Non-Ratable Loan) to exceed the Borrowing Base on the applicable Borrowing Date, or would cause the Aggregate Outstanding Credit Exposure (after giving effect to such Non-Ratable Loan) minus the Aggregate Pre-Funded Letter of Credit Commitment to exceed the Aggregate Revolving Loan Commitment on the applicable Borrowing Date. The

      Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Secured Obligations hereunder. All Non-Ratable Loans shall be Floating Rate Advances. Each Lender shall participate in each Non-Ratable Loan in an amount equal to its Revolving Loan Pro Rata Share thereof.

            2.1.4 Aggregate Credit Linked Deposit; Pre-Funded Letter of Credit Account. Subject to the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, as applicable, each Lender with a Pre-Funded Letter of Credit Commitment severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to remit to the Agent on the Closing Date an amount equal to such Lender's then effective Pre-Funded Letter of Credit Commitment. The Agent shall deposit such amounts into account #2600466700 maintained with Bank One (the "Pre-Funded Letter of Credit Account"). Such amounts shall be such Lenders' respective initial Credit Linked Deposits and the aggregate of such amounts shall be the initial Aggregate Credit Linked Deposit. No Lender shall be required to make subsequent deposits into the Pre-Funded Letter of Credit Account after its initial remittance to the Agent. The Agent shall at all times have exclusive control of the Pre-Funded Letter of Credit Account and all amounts on deposit therein, including, without limitation, the Credit Linked Deposits. The Borrower shall have no right to the Pre-Funded Letter of Credit Account and the amounts on deposit therein (including, without limitation, the Credit Linked Deposits) and shall not have the ability to direct the use of such deposits other than as provided in Section 2.19.6. The Lenders' deposits into the Pre-Funded Letter of Credit Account and any remittance of all or any portion of the Credit Linked Deposits to an LC Issuer in respect of any draw made under a Facility LC shall not constitute Loans or extensions of credit to the Borrower. In the event any judicial or governmental entity re-characterizes the nature of the Pre-Funded Letter of Credit Account and the Credit Linked Deposits and deems the foregoing to be the Borrower's property or a Loan extended to the Borrower, then the Borrower hereby grants to the Agent a security interest in the Pre-Funded Letter of Credit Account and all amounts on deposit therein, including, without limitation, the Aggregate Credit Linked Deposit. Such grant shall be deemed made as of the date hereof.

      2.2. Required Payments; Termination.

            2.2.1 Generally. Any outstanding Advances and all other unpaid Secured Obligations shall be paid in full by the Borrower on the Termination Date. Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Termination Date, until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition to the other mandatory prepayments required under this Agreement, if at any time and for any reason, including, without limitation, as a result of the reduction of the Aggregate Revolving Loan Commitment or a fluctuation of the Borrowing Base, the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base, the Borrower shall immediately make a mandatory prepayment of the Secured Obligations in an amount equal to such excess.

            2.2.2 Asset Sales; Insurance Proceeds. Upon the consummation by the Borrower or any Subsidiary of any sale of (i) Retail Property, and (ii) any Property constituting Collateral (other than sales permitted under Sections 6.12.1 and 6.12.2), in each case except to the extent that the Net Cash Proceeds of such sale, when combined with the Net Cash Proceeds of all such sales during the immediately preceding twelve-month period, do not exceed $15,000,000 for any such sale or series of related sales, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from any such sale, or upon the Borrower's receipt of Net Cash Proceeds under any insurance policy covering Collateral as contemplated in Section 6.24, the Borrower shall make a mandatory prepayment of the outstanding principal amount of the Revolving Loans in the amount of such Net Cash Proceeds. Such mandatory prepayment shall be applied in accordance with Section 2.2.5.

            2.2.3 Financings. Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower (other than a Financing consisting solely Refinancing Indebtedness), within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrower shall make a mandatory prepayment of the outstanding principal amount of the Revolving Loans in the amount of such Net Cash Proceeds. Such mandatory prepayment shall be applied in accordance with Section 2.2.5.

            2.2.4 Effect on Aggregate Revolving Loan Commitment. No prepayment described in Sections 2.2.2 and 2.2.3 shall result in a reduction of the Aggregate Revolving Loan Commitment and the Borrower may request an Advance immediately after such prepayment so long as the terms and conditions hereunder for an Advance have been satisfied.

            2.2.5 Application and Priority of Mandatory Prepayments. The Borrower shall remit a prepayment to the Agent in the amount of any Net Cash Proceeds described in Section 2.2.2 or 2.2.3 on the dates required under such Sections. The Agent shall deposit such prepayment in a Collection Account or another cash collateral account subject to the Agent's sole control and shall apply such prepayment to the Revolving Loans. Any portion of such prepayment remaining thereafter shall be returned to the Borrower for general corporate purposes. With respect to the reduction of the Revolving Loans on any date, prepayments made under
      Section 2.2.2 or 2.2.3 shall first be applied to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

            2.2.6 Prepayment Fees.

            (a) Aggregate Revolving Loan Commitment. If, prior to May 25, 2005, the Borrower voluntarily reduces the Aggregate Revolving Loan Commitment by more than the $100,000,000 permitted in Section 2.4.3 (any such reduction, a "Revolver Prepayment Event"), then the Borrower shall pay to the Agent for the benefit of the Lenders with Revolving Loan Commitments in immediately available funds a prepayment fee on the date of such Revolver Prepayment Event equal to the Aggregate Revolving Loan Commitment in effect immediately prior to such reduction times 0.25%.

      Notwithstanding the foregoing, the Borrower shall not be required to pay any prepayment fee upon the occurrence of a Revolver Prepayment Event if such Revolver Prepayment Event occurs contemporaneously with a refinancing of the aggregate outstanding Obligations pursuant to a bank credit facility provided or arranged by Bank One or an Affiliate thereof.

            (b) If, prior to May 25, 2005, the Borrower causes the voluntary reduction of the Aggregate Pre-Funded Letter of Credit Commitment to any amount below $100,000,000 (any such reduction, a "Pre-Funded Letter of Credit Early Reduction Event"), then the Borrower shall pay to the Agent for the benefit of the Pre-Funded Lenders in immediately available funds a prepayment fee on the date of such Pre-Funded Letter of Credit Early Reduction Event equal to the amount of such reduction times 0.25%; provided, however, that no such reduction shall occur if such reduction would result in (i) the Aggregate Outstanding Credit Exposure exceeding the Borrowing Base or (ii) the Aggregate Outstanding Credit Exposure exceeding the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded Letter of Credit Commitment.

      2.3. Ratable Loans; Types of Advances. (a) Each Advance hereunder (other than a Non-Ratable Loan or a Collateral Protection Advance) shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Loan Commitments bear to the Aggregate Revolving Loan Commitment.

            (b) The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8, or Non-Ratable Loans selected by the Borrower in accordance with Section 2.1.3.

      2.4. Commitment Fee; Aggregate Revolving Loan Commitment.

            2.4.1 Commitment Fee. The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Loan Commitments in accordance with their Revolving Loan Pro Rata Shares of the Aggregate Revolving Loan Commitment, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee (the "Commitment Fee") accruing daily at the rate of the then Applicable Fee Rate on the Aggregate Revolving Loan Commitment minus the Aggregate Outstanding Revolving Loan Credit Exposure, each as in effect from time to time. All such Commitment Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

            2.4.2 Closing Fees. The Borrower shall pay to the Agent for the ratable benefit of the Lenders on the Closing Date those closing fees described in the fee letter dated May 25, 2004 by and among the Borrower, the Agent and the Arranger, as amended or modified from time to time.

            2.4.3 Reductions in Aggregate Revolving Loan Commitment. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment to $0. Any such reduction shall require the payment of the prepayment fee described in Section 2.2.6. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment from the initial amount of $550,000,000 (or from such higher amount if the Aggregate Revolving Loan Commitment has been increased pursuant to Section 2.20) by $100,000,000 in integral multiples of $10,000,000. No prepayment fee under Section 2.2.6 shall be required with respect to such $100,000,000 reduction. No other optional reduction of the Aggregate Revolving Loan Commitment by the Borrower is permitted hereunder. Any such permitted reduction may only occur upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded Letter of Credit Commitment may not be reduced below the Aggregate Outstanding Credit Exposure, and the amount of the Aggregate Revolving Loan Commitment may not be reduced below the Aggregate Outstanding Credit Exposure minus the Aggregate Pre-Funded Letter of Credit Commitment. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder and on the final date upon which all Loans are repaid.

      2.5. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Non-Ratable Loans or Collateral Protection Advances) shall be in the minimum amount of $100,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Revolving Loan Commitment.

      2.6. Optional Principal Payments; Optional Reductions of the Aggregate Pre-Funded Letter of Credit Commitment. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or any portion of the outstanding Floating Rate Advances. Subject to Section 2.2.6, the Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent. The Borrower may from time to time request reductions in the Aggregate Pre-Funded Letter of Credit Commitment. So long as no Default is then continuing, and subject to the remainder of this Section 2.6, the Pre-Funded Lenders shall be obligated to accept the initial $25,000,000 of such requested reductions. The Borrower may also request from time to time that the Agent reduce the Aggregate Pre-Funded Letter of Credit Commitment in excess of $25,000,000. Such additional reductions may be accepted in the sole discretion of the Pre-Funded Lenders. Subsequent to the reduction of the Aggregate Pre-Funded Letter of Credit Commitment by an initial $25,000,000, the Agent shall notify the Pre-Funded Lenders each time the Borrower requests a further reduction of the Aggregate Pre-Funded Letter of Credit Commitment. Each Pre-Funded Lender shall have three Business Days from the date the Agent transmits the Borrower's request to approve or reject such request. Failure by a Pre-Funded Lender to respond to the Agent with respect to such request in writing by the end of such three Business Day period shall be deemed to constitute the approval thereof by such Pre-Funded Lender. At the end of such three Business Day period, the Agent shall notify the Borrower of those Pre-Funded Lenders consenting to the reduction of the Aggregate Pre-Funded Letter of Credit Commitment. Those Pre-Funded Lenders that approve such reduction shall have a ratable portion of their respective Pre-Funded Letter of Credit Commitments reduced. No Lender that rejects a reduction of the Aggregate Pre-Funded Letter of Credit Commitment shall be subject to a reduction of its ratable portion thereof. Notwithstanding the foregoing, if the Borrower requests a reduction of the Aggregate Pre-Funded Letter of Credit Commitment to $0, the Agent and the Pre-Funded Lenders agree that they shall consent to such request. In connection with any reduction of the Aggregate Pre-Funded Letter of Credit Commitment, the Agent shall return to the Pre-Funded Lenders subject to such reduction their ratable portion of the Aggregate Credit Linked Deposit. The amount returned to a Pre-Funded Lender shall equal the amount by which such Lender's Pre-Funded Letter of Credit Commitment is reduced plus any investment return to which such Lender is entitled under Section 2.19.4. In no event shall the Borrower request a reduction of the Aggregate Pre-Funded Letter of Credit Commitment and neither the Agent nor any Pre-Funded Lender shall approve a reduction in the Aggregate Pre-Funded Letter of Credit Commitment if, subsequent to such reduction (i) the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base and (ii) the Aggregate Outstanding Credit Exposure exceeds the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded Letter of Credit Commitment.

      2.7. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than 8 Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Agent in its sole discretion; provided, further, that no Interest Period for Eurodollar Advances during the "Syndication Period," as defined in the definition of Interest Period, shall exceed seven days, and the Interest Periods with respect to such Eurodollar Advances during the Syndication Period shall be required to expire on the same date. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 noon (Chicago time) on the Borrowing Date of each Floating Rate Advance (other than a Non-Ratable Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)  the aggregate amount of such Advance,

      (iii) the Type of Advance selected, and

      (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in Federal or other funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.8. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances (other than Non-Ratable Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Non-Ratable Loan) into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.8, during the continuance of a Default or an Unmatured Default, the Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made, converted or continued as a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

      (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.9. Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Non-Ratable Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.8, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period with respect to Revolving Loans may end after the Termination Date and no investment period related to amounts owing on the Credit Linked Deposits, as described in Section 2.19.4, may end after the Termination Date.

      2.10. Rates Applicable After Default. During the continuance of a Default (including the Borrower's failure to pay any Loan at maturity), the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, (iii) amounts owing in respect of Credit Linked Deposits shall accrue interest at the Pre-Funded Letter of Credit LIBO Rate plus 2% per annum and (iv) each of the LC Fee and the Pre-Funded Letter of Credit Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i), (ii) and (iii) above and the increase in each of the LC Fee and the Pre-Funded Letter of Credit Fee set forth in clause (iv) above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Agent or any Lender.

      2.11. Method of Payment; Settlement.

            2.11.1 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
      Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 p.m. (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of the Obligations as it becomes due hereunder. The Agent is also hereby authorized to charge each Collection Account into which Receivables collections and other proceeds of Collateral are deposited. The Agent shall apply such amounts on a daily basis to reduce outstanding Obligations. For purposes of computing interest, fees and the Available Aggregate Revolving Loan Commitment as of any date, (x) all amounts constituting immediately available goods funds shall be deemed received by the Agent on the Business Day on which such amounts are deposited into one of the aforementioned Collection Accounts maintained with Bank One or an Affiliate thereof, and (y) all amounts not constituting immediately available good funds shall be deemed received by the Agent on the first Business Day following the Business Day on which such amounts are deposited into one of the aforementioned Collection Accounts maintained with Bank One or an Affiliate thereof. In the event any such amount is applied and the payment item evidencing such amount is subsequently dishonored, returned for insufficient funds, required to be returned to the applicable Account Debtor, or required to be remitted to a Person other than the Agent or a Lender, the Obligations shall be increased by the amount originally applied in reduction thereof and interest shall be deemed to have accrued on such amount from the Business Day on which such amount was originally credited as a reduction of the Obligations through the Business Day on which such amount is repaid. The Borrower shall also be required to pay any fees that would have accrued during such period had such amount not been deemed paid during such period. Each reference to the Agent in this
      Section 2.11 shall also be deemed to refer, and shall apply equally, to each LC Issuer in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Section 2.19.6.

            2.11.2 Settlement. (a) Each Lender's funded portion of any Advance is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of such Advance; provided, however, that for purposes of this
      Section 2.11.2 and all other applicable provisions of this Agreement, only Lenders with Revolving Loan Commitments shall participate in Collateral Protection Advances and Non-Ratable Loans in amounts equal to their respective Revolving Loan Pro Rata Shares thereof. Notwithstanding such agreement, the Agent, the Non-Ratable Lender (with respect to the Non-Ratable Loans), and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to any Advance, including the Non-Ratable Loans and the Collateral Protection Advances, shall take place on a periodic basis in accordance with this Section 2.11.2.

            (b) The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of the Non-Ratable Lender, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Collateral Protection Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telephone or facsimile, no later than 12:30 p.m. (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Non-Ratable Lender, in the case of the Non-Ratable Loans, and the Agent in the case of the Collateral Protection Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the applicable Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:30 p.m. (Chicago time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Collateral Protection Advance and, together with the portion of such Non-Ratable Loan or Collateral Protection Advance representing the Non-Ratable Lenders or the Agent's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Alternate Base Rate for the first three days from and after the Settlement Date and thereafter at the then applicable Floating Rate (1) on behalf of the Non-Ratable Lender with respect to each outstanding Non-Ratable Loan and (2) for itself with respect to each Collateral Protection Advance.

            (c) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Collateral Protection Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Non-Ratable Lender or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Collateral Protection Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Collateral Protection Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Collateral Protection Advances, upon demand by the Agent or the Non-Ratable Lender, as applicable, shall pay to the Agent or the Non-Ratable Lender, as applicable, as the purchase price of such participation an amount equal to 100% of such Lender's Pro Rata Share of such Non-Ratable Loans or Collateral Protection Advances. If such amount is not in fact transferred to the Agent or the Non-Ratable Lender, as applicable, by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Alternate Base Rate for the first three days from and after such demand and thereafter at the then applicable Floating Rate.

            (d) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Collateral Protection Advance pursuant to Section 2.11.2(c), the Agent shall promptly distribute to such Lender such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Collateral Protection Advance.

            (e) Between Settlement Dates, to the extent no Collateral Protection Advances are outstanding, the Agent may pay over to the Non-Ratable Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Non-Ratable Lender's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Non-Ratable Lender's Revolving Loans (other than to Non-Ratable Loans or Collateral Protection Advances in which a Lender has not yet funded its purchase of a participation pursuant to Section 2.11.2(c)), as provided for in the previous sentence, the Non-Ratable Lender shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. Subject to Section 2.11.1, during the period between Settlement Dates, the Non-Ratable Lender with respect to Non-Ratable Loans, the Agent with respect to Collateral Protection Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Collateral Protection Advances, in each case ratably in accordance with the funds employed by each of them, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Non-Ratable Lender, the Agent, and the other Lenders.

      2.12. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (d) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to
            Section 12.3, (e) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender the appropriate Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.13. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14. Payments of Interest.

            2.14.1 Interest Payment Dates; Interest and Fee Basis. Fees and other amounts owing in respect of the Credit Linked Deposits shall be paid in accordance with Section

      2.19.4. With respect to all Advances, interest shall be payable as follows. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, and at maturity, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, Pre-Funded Letter of Credit Fees, LC Fees and all other fees hereunder, and amounts owing in respect of Credit Linked Deposits shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment (unless payment is on the same date as the Advance) on the amount paid if payment is received prior to 12:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

            2.14.2 Limitation on Interest. The Borrower, the Agent and the Holders of Secured Obligations intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.14.2 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.14.2, even if such provision declares that it controls. As used in this Section 2.14.2, the term "interest" includes the aggregate of all charges, fees, benefits, or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance, or detention of money and not as interest and (b) all interest at any time contracted for, reserved, charged, or received shall be amortized, prorated, allocated, and spread, in equal parts during the full term of the Secured Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Holder of Secured Obligations have any right or privilege to reserve, receive, or retain, (i) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of New York or the applicable laws (if any) of the U.S. or of any other applicable state or (ii) total interest in excess of the amount which such Holder of Secured Obligations could lawfully have contracted for, reserved, received, retained, or charged had the interest been calculated for the full term of the Secured Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.14.2, or be construed to create a contract to pay for the use, forbearance, or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Secured Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Holder of Secured Obligations at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment, or other event which produces the excess, and, if such excess interest has been paid to such Holder of Secured Obligations, it shall be credited pro tanto against the then outstanding principal balance of the Borrower's obligations to such Holder of Secured Obligations, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

      2.15. Notification of Advances, Interest Rates, Prepayments and Revolving Loan Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.16. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and other Obligations and each LC Issuer may book its Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, and participations in LC Obligations and other

Obligations, and any Notes issued hereunder shall be deemed held by each Lender or the relevant LC Issuer, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

      2.17. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.18. Replacement of Lender. If (i) the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 or (ii) any Lender refuses to consent to certain proposed amendments, modifications, waivers, discharges or terminations with respect to this Agreement that require the consent of all Lenders (or all affected Lenders) pursuant to Section 8.2 and the same have been approved by the Required Lenders (any Lender described in clause (i) or clause (ii) being an "Affected Lender"), the Borrower may elect to terminate or replace the Revolving Loan Commitment of such Affected Lender and such Lender's Pre-Funded Letter of Credit Pro Rata Share of the Aggregate Credit Linked Deposit, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Outstanding Credit Exposure of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Affected Lender's Credit Extensions).

      2.19. Facility LCs.

            2.19.1 Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action, a "Modification"), from time to time from and including the date of this Agreement and prior to the Termination Date upon the request of the Borrower or any Subsidiary Guarantor; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $650,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Borrowing Base and (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Revolving Loan Commitment plus the ---- Aggregate Pre-Funded Letter of Credit Commitment. Any reference in this Section 2.19 to a request for a Facility LC by the Borrower shall be deemed to include requests by any Subsidiary Guarantor. The Borrower agrees that it is obligated to satisfy any amount arising under or in connection with Facility LCs issued hereunder at the request of any Subsidiary Guarantor, including, without limitation, all Reimbursement Obligations, and that no Facility LC requested by any such Person shall be issued hereunder unless all conditions to issuance have been satisfied. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Termination Date and (y) one year after its issuance; provided, however, that any Facility LC with a one-year term may provide for the renewal thereof for additional one-year periods that do not extend beyond the date referenced in clause (x) hereof. Schedule 2.19.1 sets forth certain letters of credit issued under the Prior Credit Agreement. Subject to the satisfaction on the Closing Date of the conditions precedent set forth in Sections 4.1 and 4.2, such letters of credit shall constitute, on and after the Closing Date, Facility LCs and shall be subject to and benefit from this Agreement.

            2.19.2 Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Facility LC Pro Rata Share thereof; provided, however, that no Lender with a Credit Linked Deposit shall be required to make such a purchase in excess of the amount of its Credit Linked Deposit or its Pre-Funded Letter of Credit Commitment and such purchase shall only be made with the proceeds of such Lender's Credit Linked Deposit. The Agent shall notify the Lenders of their Facility LC Pro Rata Shares of the then outstanding LC Obligations on each Settlement Date and on each date on which a Facility LC is issued, Modified, drawn or terminated, in each case after giving effect to the applicable issuance, Modification, draw or termination.

            2.19.3 Notice. Subject to Section 2.19.1, the Borrower shall give the applicable LC Issuer notice prior to 12:00 noon (Chicago time) at least one Business Day prior to the proposed date of issuance or Modification of the applicable Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's Facility LC Pro Rata Share of the Lenders' aggregate participation in such proposed Facility LC. The issuance or Modification by the applicable LC Issuer of a Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the applicable LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            2.19.4 LC Fees; Pre-Funded Letter of Credit Fees; Return on Aggregate Credit Linked Deposit.

            (a) The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Loan Commitments (or, if the Revolving Loan Commitments have terminated, Outstanding Revolving Loan Credit Exposure) ratably in accordance with their respective Facility LC Pro Rata Shares, with respect to issued and outstanding Facility LCs, a letter of credit fee at a per annum rate equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect from time to time on the maximum stated amount under such Facility LCs, with such fee to be payable in arrears on each Payment Date. No Lender with a Revolving Loan Commitment shall receive any such letter of credit fee until such time as the LC Obligations exceed the Aggregate Pre-Funded Letter of Credit Commitment then in effect and such letter of credit fee shall only be payable to such Lenders on the amount of the LC Obligations in excess of the Aggregate Pre-Funded Letter of Credit Commitment then in effect. The Borrower shall pay to the Agent, for the account of the Pre-Funded Lenders ratably in accordance with their respective Facility LC Pro Rata Shares, a fee at a per annum rate equal to the Aggregate Pre-Funded Letter of Credit Commitment times the Pre-Funded Letter of Credit Rate in effect from time to time, with such fee to be paid in arrears on each Payment Date. The foregoing fees shall be payable in the manner described above regardless of whether or not a Conversion Event is then continuing. The Borrower shall also pay to the applicable LC Issuer for its own account (x) on the first Payment Date to occur after the issuance of a Facility LC issued by such LC Issuer, a fronting fee in an amount equal to 0.125% per annum times the face amount of such Facility LC, and (y) documentary and processing charges in connection with the issuance, amendment, cancellation, negotiation, transfer, or other Modification of and draws under Facility LCs in accordance with such LC Issuer's standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.19.4, other than those paid to the Pre-Funded Lenders, shall constitute an "LC Fee". Each fee described in this Section 2.19.4 that is paid to the Pre-Funded Lenders shall constitute a "Pre-Funded Letter of Credit Fee".

            (b) The Agent shall invest the Aggregate Credit Linked Deposit from time to time in such a manner as is necessary to receive a return on such investment (the "Pre-Funded Investment Earnings") equal to or greater than the Pre-Funded Letter of Credit LIBO Rate, as such rate may change from time to time. The Pre-Funded Letter of Credit LIBO Rate shall be calculated using a one-month interest period. Pre-Funded Lenders shall receive on each Payment Date their Pre-Funded Letter of Credit Pro Rata Shares of the Pre-Funded Investment Earnings; provided, however, that, so long as no Default is then continuing, if on any Payment Date the aggregate amount of Pre-Funded Investment Earnings then available exceeds the return then required to be paid (as calculated using the applicable Pre-Funded Letter of Credit LIBO Rate) to the Pre-Funded Lenders, the Agent shall remit to the Borrower such excess. If on any Payment Date the return on investment then payable (as calculated using the applicable Pre-Funded Letter of Credit LIBO Rate) to the Pre-Funded Lenders exceeds the Pre-Funded Investment Earnings then available, the Borrower shall remit to the Agent on such Payment Date an amount equal to such deficiency. A Default shall occur if the Borrower does not remit to the Agent such amounts, if any, as are necessary to pay the Lenders with Credit Linked Deposits the investment return due and payable on any Payment Date. The Agent shall not be liable for any loss (including, without limitation, breakage amounts) resulting from any investment of all or any portion of the Aggregate Credit Linked Deposit or any use of Pre-Funded Investment Earnings to make any payment to the Pre-Funded Lenders hereunder unless the Agent is grossly negligent or has engaged in willful misconduct in connection with the investment of all or the applicable portion of the Aggregate Credit Linked Deposit.

            2.19.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the applicable LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of its Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's
      (x) Facility LC Pro Rata Share prior to the occurrence of a Conversion Event and (y) Pro Rata Share during the continuance of a Conversion Event, of the amount of each payment made by such LC Issuer under each Facility LC issued by it to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below or, if applicable, by a withdrawal from the Pre-Funded Letter of Credit Account pursuant to
      Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances. With respect to any Pre-Funded Lender, such reimbursement obligation shall not exceed the amount of its Pre-Funded Letter of Credit Commitment or its Credit Linked Deposit and shall be satisfied solely with the proceeds of such Credit Linked Deposit. The Lenders shall be reimbursed for any payment required under this Section 2.19.5 to the extent of such Lender's Facility LC Pro Rata Share, or Pro Rata Share, as applicable, of any payment made by the Borrower as required under Section 2.19.6.

            2.19.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.7 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation. Prior to the occurrence of a Conversion Event, the Borrower may also request that a portion of the Aggregate Credit Linked Deposit be remitted to the applicable LC Issuer in satisfaction of any amount drawn under a Facility LC. So long as no Conversion Event is continuing, the Agent shall honor such a request. The Borrower, within one Business Day of the date on which Credit Linked Deposits are used to satisfy such drawn amount, shall remit to the Agent for deposit into the Pre-Funded Letter of Credit Account the Pre-Funded Account Reimbursement Amount owing in respect of such drawn Facility LC amount. A Conversion Event shall occur if the Borrower does not remit such Pre-Funded Account Reimbursement Amount to the Agent within such one Business Day period. Upon the LC Issuer's receipt of any such portion of the Aggregate Credit Linked Deposit in payment of such drawn Facility LC amount, such LC Issuer shall be deemed to automatically transfer to the Pre-Funded Lenders the Reimbursement Obligations that arose as a result of such draw and the Pre-Funded Lenders shall directly hold such Reimbursement Obligations until such time as the corresponding Pre-Funded Account Reimbursement Amount is deposited into the Pre-Funded Letter of Credit Account. If the Borrower does not reimburse the applicable LC Issuer in accordance with the foregoing, the Lenders shall be required to reimburse such LC Issuer on demand for such Lender's (x) Facility LC Pro Rata Share prior to the occurrence of a Conversion Event and (y) Pro Rata Share during the continuance of a Conversion Event, of the amount of each payment made by such LC Issuer under the applicable Facility LC in accordance with Section 2.19.5. All such amounts paid by such LC Issuer and remaining unpaid by the Borrower, shall bear interest payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and
      (y) the sum of 2% plus the rate
      applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The Agent and each LC Issuer will pay to each Lender ratably in accordance with its Facility LC Pro Rata Share or Pro Rata Share, as applicable, all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by it, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Any payment made to the Pre-Funded Lenders shall be remitted directly to the Pre-Funded Letter of Credit Account.

            2.19.7 Obligations Absolute. The Borrower's obligations under this
      Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with each LC Issuer and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the applicable LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

            2.19.8 Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC issued by it, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            2.19.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender required to participate in Facility LCs under
      Section 2.19.2, each LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the applicable LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section
      2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            2.19.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Facility LC Pro Rata Share or Pro Rata share, as and when applicable, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder; provided, however, that no Pre-Funded Lender's indemnity obligation hereunder shall exceed the amount of its Credit Linked Deposit or its Pre-Funded Letter of Credit Commitment.

            2.19.11 Facility LC Collateral Account. Subsequent to the occurrence and during the continuance of a Default, or at any time the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base, or at any time the Aggregate Outstanding Credit Exposure exceeds the Aggregate Revolving Loan Commitment plus the Aggregate Pre-Funded

      Letter of Credit Commitment, the Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section
      2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

            2.19.12 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

            2.19.13 Conversion Event. Upon the occurrence and during the continuance of a Conversion Event, if any Revolving Loans or Facility LCs are outstanding at such time, the Pre-Funded Lenders shall purchase from the Lenders with Revolving Loan Commitments a portion of the Aggregate Outstanding Revolving Loan Credit Exposure held by such Lenders. Such purchase shall be funded with all or a portion, as applicable, of the Credit Linked Deposits. No such purchase shall include the unfunded portion of any Lender's Revolving Loan Commitment and no such purchase shall require a Pre-Funded Lender to fund its purchase beyond the amount of its Pre-Funded Letter of Credit Commitment or its Credit Linked Deposit. Subsequent to such purchase, each Pre-Funded Lender and each other Lender shall hold a portion of the Aggregate Outstanding Credit Exposure in an amount equal to its Pro Rata Share thereof. Such purchase shall occur automatically upon the occurrence of a Conversion Event and shall not require any action by any Lender. The Agent shall consummate such purchase by withdrawing such portion of the Credit Linked Deposits then on deposit in the Pre-Funded Letter of Credit Account as are necessary to fund such purchase and shall distribute such amounts to the Lenders with Revolving Loan Commitments so that each such Lender receives its Revolving Loan Pro Rata Share thereof. Contemporaneously with such purchase by the Pre-Funded Lenders, the Lenders with Revolving Loan Commitments shall purchase from the Pre-Funded Lenders a portion of those LC Obligations in which the Pre-Funded Lenders were solely participating pursuant to Section 2.19.6. Pre-Funded Lenders shall divide the proceeds of such purchase based on their Pre-Funded Letter of Credit Pro Rata Shares thereof. If such Conversion Event is cured or waived, the Lenders with Revolving Loan Commitments shall re-purchase from the Pre-Funded Lenders those Loans and LC Obligations sold to the Pre-Funded Lenders upon the occurrence of such Conversion Event, and the Pre-Funded Lenders shall re-purchase from the other Lenders those LC

      Obligations sold to such other Lenders upon the occurrence of such Conversion Event; provided, that all such re-purchases shall give effect to any reductions of the balance of such Loans and LC Obligations during the period they were held by the Pre-Funded Lenders and the other Lenders, as applicable. Such re-purchases are intended to result in the Lenders holding only those Obligations they would have held had no Conversion Event occurred. Repurchase proceeds owing to the Pre-Funded Lenders shall be returned to the Pre-Funded Letter of Credit Account and shall once again constitute Credit Linked Deposits. The purchases and re-purchases described above may be net against one another and the Lenders may satisfy their obligations hereunder by remitting the net purchase amounts to one another, as applicable. All purchases and re-purchases described herein shall be made without recourse or warranty. The purchases to occur after a Conversion Event shall result in all Lenders holding their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure so long as such Conversion Event remains outstanding.

      2.20. Increase of Aggregate Revolving Loan Commitment. The Borrower may from time to time request that the Aggregate Revolving Loan Commitment be increased to an amount which does not exceed $650,000,000 minus the aggregate amount of all permitted partial reductions of the Aggregate Revolving Loan Commitment under Section 2.4.3; provided, however, that (x) if such request would cause the Aggregate Revolving Loan Commitment to exceed $550,000,000, no such request shall be made by the Borrower until (1) the Borrower certifies in writing to the Agent that its "Fixed Charge Coverage Ratio" under the indenture referenced in clause (i) of Section 9.18 is equal to or greater than 2.0 to 1.0 and the incurrence of such additional Indebtedness is otherwise permitted under such indenture or (2) the indenture referenced in clause (i) of Section 9.18 has been amended, to the Agent's satisfaction, to permit a senior secured revolving credit facility in excess of $550,000,000 plus the amount of the requested increase; provided, however, that no action shall be required under clause (1) or clause (2) subsequent to the termination of such indenture and the repayment of all amounts outstanding in connection therewith, (y) each requested increase shall be in an amount equal to $10,000,000 or an incremental amount in excess thereof, and (z) an increase in the Aggregate Revolving Loan Commitment hereunder may only be made at a time when no Unmatured Default or Default shall have occurred and be continuing or would result therefrom. The Agent may request an opinion of counsel from the Borrower in connection with any such increase. In the event of such a requested increase in the Aggregate Revolving Loan Commitment under this clause (ii), each of the Lenders shall be given the opportunity to participate in the increased Aggregate Revolving Loan Commitment,
(x) initially ratably in the proportion that its Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment and (y) to the extent that the requested increase in the Aggregate Revolving Loan Commitment is not fulfilled pursuant to the preceding clause, in such additional amounts as any Lender, including any new Lender, the Agent and the Borrower agree. No Lender shall have any obligation to increase its Revolving Loan Commitment pursuant to a request by the Borrower under this clause (ii). No increase hereunder shall be effective without the prior written consent of the Agent (no such consent to be unreasonably withheld), including, without limitation, the Agent's prior written consent to the documentation evidencing such increase.

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

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

      3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or any LC Issuer in respect of its Eurodollar Loans, Facility LCs, or participations therein, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Revolving Loan Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees or Pre-Funded Letter of Credit Fees received by it, by an amount deemed material by such Lender or any LC Issuer, as applicable, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Eurodollar Loans or Revolving Loan Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer in connection with such Eurodollar Loans or Revolving Loan Commitment, or Facility LCs (including participations therein), then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer for such increased cost or reduction in amount received.

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

      3.2. Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines the amount of capital required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender or LC Issuer, the Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Revolving Loan Commitment to make Revolving Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender's or LC Issuer's policies as to capital adequacy). "Change" means
(i) any change after the Closing Date in the Risk-Based Capital Guidelines or
(ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or LC Issuer or any Lending Installation or any corporation controlling any Lender or LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

      3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or
(iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, any LC Issuer, or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer, or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, LC Issuer, or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within 30 days after such payment is made.

      (ii) In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any Facility LC Application ("Other Taxes").

      (iii) The Borrower shall indemnify the Agent, each LC Issuer, and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, such LC Issuer, or such Lender as a result of its Revolving Loan Commitment, any Credit Extensions made by it hereunder, or any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States withholding tax. Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this

            Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this
            Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail

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

the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

      3.7. Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender's designation of an alternative Lending Installation shall not affect the Borrower's rights under Section 2.18 to replace a Lender.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1. Effectiveness of Revolving Loan Commitments and Pre-Funded Letter of Credit Commitments. The Lenders' Revolving Loan Commitments and Pre-Funded Letter of Credit Commitments shall not be effective hereunder until the Agent shall have received on the Closing Date a fully executed copy of this Agreement. The following conditions precedent were satisfied by the Borrower and copies of the following deliveries were received by the Agent in connection with the Prior Credit Agreement:

            4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of (a) the Borrower and (b) each Subsidiary Guarantor, in each case together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization.

            4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and (b) each Subsidiary Guarantor, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Subsidiary, as applicable, is a party.

            4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and
      (b) each Subsidiary Guarantor, in each case which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and such Subsidiary authorized to sign the Loan Documents to which the Borrower and such Subsidiary are parties, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Subsidiary, as applicable.

            4.1.4 A certificate, in substantially the form of Exhibit G, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is then continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date (or an earlier date if a representation or warranty relates to a specified earlier date) and (c) no material adverse change in the business, Property, condition (financial or otherwise), operations or results of operations or prospects of the Borrower or any of its Subsidiary Guarantors has occurred since December 31, 2002.

            4.1.5 A written opinion of the Borrower's counsel, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A hereto.

            4.1.6 Any Notes requested by a Lender pursuant to Section 2.12 payable to the order of each such requesting Lender.

            4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

            4.1.8 The Agent shall have determined that the Borrower has fully cooperated with the Agent's syndication efforts, including, without limitation, by providing the Agent with information regarding the Borrower's operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder.

            4.1.9 [Intentionally Omitted]

            4.1.10 A fully-executed copy of each of this Agreement, the Security Agreement, the Senior Note Indenture, and the Senior Term Loan Agreement.

            4.1.11 Evidence satisfactory to the Agent that the Borrower has received Net Cash Proceeds resulting from the issuance of Other Senior Secured Debt in an aggregate amount equal to or greater than $550,000,000.

            4.1.12 A Monthly Collateral Report for February 2003, an Interim Collateral Report dated as of April 17, 2003, and such other evidence reasonably requested by the Agent to demonstrate that, among other things, the excess of the Borrowing Base as set forth in the above-mentioned Interim Collateral Report over the Aggregate Outstanding Credit Exposure on the Closing Date, after giving effect to all Advances requested by the Borrower and to be made on the Closing Date, equals or exceeds $175,000,000.

            4.1.13 An initial compliance certificate dated as of April 17, 2003, in substantially the form of Exhibit B hereto, together with (i) the Borrower's most recently completed audited financial statements for the fiscal year ended December 31, 2002 as filed on Form 10-K with the U.S. Securities and Exchange Commission, (ii) the Borrower's most recently completed financial summaries, and (iii) the Borrower's financial projections, in a format reasonably acceptable to the Agent, for the period beginning January 1, 2003 and ending December 31, 2006.

            4.1.14 All fees owing to the Agent and the Lenders on the Closing Date, including, without limitation, those referenced in Section 10.13, shall have been fully paid.

            4.1.15 Those deliveries required in connection with the Intercreditor Agreement.

            4.1.16 Such other documents as any Lender or its counsel may have reasonably requested, including, without limitation, those documents set forth in Exhibit H hereto.

      4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension (except as otherwise set forth in Section 2.1.3(d) with respect to Revolving Loans extended for purposes of repaying Non-Ratable Loans and other than in connection with Collateral Protection Advances) unless on the applicable Credit Extension Date:

            4.2.1 There exists no Default or Unmatured Default.

            4.2.2 The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except (x) with respect to Sections 5.5 and 5.7, the representations and warranties set forth in such Sections shall have been true and correct on and as of the date of the most recent Form 10-K or Form 10-Q filing, as applicable, made by the Borrower with the U.S. Securities and Exchange Commission, and (y) with respect to any other representation and warranty set forth in Article V, to the extent such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall have been true and correct on and as of such earlier date.

      Each Borrowing Notice, or request for issuance of a Facility LC, or request for issuance of a Pre-Funded Facility LC, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to each Lender and the Agent as of each of (i) the Closing Date, (ii) the date of the initial Credit Extension hereunder (if different from the Closing Date) and (iii) each date as required by Section 4.2:

      5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which

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

its business is conducted, except where the failure to be so qualified does not or could not be expected to cause or result in the occurrence of a Material Adverse Effect.

      5.2. Authorization and Validity. Each of the Borrower and each Subsidiary Guarantor has the power and authority and legal right to execute and deliver the Loan Documents to which the Borrower or each such Subsidiary Guarantor, as applicable, is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Subsidiary Guarantor of the Loan Documents to which the Borrower or each such Subsidiary Guarantor, as applicable, is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower or such Subsidiary Guarantor, as applicable, is a party constitute legal, valid and binding obligations of the Borrower or such Subsidiary Guarantor, as applicable, enforceable against the Borrower or such Subsidiary Guarantor, as applicable, in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

      5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Subsidiary Guarantors, as applicable, of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Subsidiary Guarantors, or (ii) the Borrower's or any Subsidiary Guarantor's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of the Subsidiary Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary Guarantor pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of the Subsidiary Guarantors, is required to be obtained by the Borrower or any of the Subsidiary Guarantors in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4. Financial Statements. The December 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Agent and the Lenders were prepared in accordance with US GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such date.

      5.5. Material Adverse Change. Since December 31, 2003, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the

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Borrower and its Subsidiaries, taken together, which could reasonably be expected to have a Material Adverse Effect.

      5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.1). The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 1998. No liens have been filed with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. Schedule 5.8 also identifies those Subsidiaries that constitute Subsidiary Guarantors. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9. ERISA. As of the Closing Date, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $75,000,000. As of the Closing Date, each Plan complies with all minimum funding requirements under ERISA. As of the Closing Date, neither the Borrower nor any member of the Controlled Group is party to a Multiemployer Plan or has, or could reasonably be expected to have, any liability to a Multiemployer Plan.

      5.10. Accuracy of Information. The information, exhibits or reports furnished by the Borrower to the U.S. Securities and Exchange Commission on Form 10-K and Form 10-Q do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The information furnished by the Borrower in each Monthly Collateral Report and Interim Collateral Report is, to the best of the Borrower's knowledge, accurate in all material respects.

      5.11. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the

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purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

      5.12. Material Agreements. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

      5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to do so has not caused or resulted in the occurrence of a Material Adverse Effect.

      5.14. Ownership of Properties. On the date of this Agreement, the Borrower and its Subsidiaries have indefeasible title, free of all Liens other than those permitted by Section 6.15, to all of the assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent, as owned by the Borrower and its Subsidiaries.

      5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Revolving Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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      5.18. Public Utility Holding Company Act. The Borrower is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

      5.19. Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice. The Borrower has delivered to the Agent and the Lenders a complete and accurate list of its insurance policies and programs and the Property subject thereto. The Borrower has caused all such policies to be subject to provisions which prohibit the cancellation thereof by the provider thereof without at least 30 days' prior written notice to the Borrower and each loss payee thereof.

      5.20. No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.

                                   ARTICLE VI

                                    COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with US GAAP, and furnish to the Agent for the benefit of the Lenders:

            6.1.1 Within 105 days after the close of each of its fiscal years,
      (a) financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, as filed on Form 10-K with the U.S. Securities and Exchange Commission, accompanied by (i) an auditor's report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders; (ii) any management letter prepared by said accountants; and
      (iii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

            6.1.2 Within (x) 30 days after the end of each calendar month other than those calendar months that end the first three fiscal quarters of each of the Borrower's fiscal years, and (y) 45 days after the end of each December of each calendar year, for itself and its Subsidiaries, the Borrower's financial summaries for such month, which shall be in form and substance substantially similar to the financial summaries delivered on or prior to the Closing Date or shall otherwise be in form and substance reasonably acceptable to the Agent.

            6.1.3 Within 45 days after the close of each of the first three fiscal quarters of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited financial

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

      statements for such period as filed on Form 10-Q with the U.S. Securities and Exchange Commission, prepared in accordance with Agreement Accounting Principles and (except for the exclusion of any disclosure permitted by the U.S. Securities and Exchange Commission) certified as to fairness of presentation and consistency by its chief financial officer or treasurer.

            6.1.4 Together with the financial statements required under Sections
      6.1.1 and 6.1.3, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement, an officer's certificate in substantially the form of Exhibit G stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and, together with the financial statements required under Section 6.1.1 and Section 6.1.3, a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower is in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

            6.1.5 Within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report and Form 5500 with Schedule B showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

            6.1.6 As soon as practicable and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            6.1.7 As soon as practicable and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            6.1.8 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

            6.1.9 On each date on which an Interim Collateral Report or a Monthly Collateral Report is delivered, the Borrower shall provide the Agent with all supporting documents the Agent reasonably deems desirable, all certified as being true and correct by an Authorized Officer of the Borrower. The Borrower may update Interim Collateral

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

      Reports and Monthly Collateral Reports more frequently than the periods set forth below and, so long as such Interim Collateral Reports or Monthly Collateral Reports are delivered together with all supporting information reasonably requested by the Agent, the most recently delivered Interim Collateral Report or Monthly Collateral Report, as applicable, shall be the applicable Interim Collateral Report or Monthly Collateral Report for purposes of determining the Borrowing Base at any time.

            6.1.10 As soon as practicable, and in any event within 15 calendar days of the end of each calendar month, the Borrower shall provide the Agent with a Monthly Collateral Report for such calendar month certified as being true and correct in all material respects by an Authorized Officer of the Borrower. In addition to the foregoing, the Borrower, upon the Agent's reasonable request, shall deliver copies of invoices, purchase orders, credit memoranda, shipping and delivery documents and other information related to Eligible Receivables and Eligible Petroleum Inventory identified in the applicable Monthly Collateral Report.

            6.1.11 For so long as Excess Availability is:

            (x) less than or equal to 25% of the Borrowing Base then in effect, as soon as practicable, and in any event within three Business Days after the end of each calendar week during such period; and

            (y) greater than 25% but less than or equal to 35% of the Borrowing Base then in effect, as soon as practicable, and in any event within 3 Business Days after the end of each of the second and fourth full calendar weeks of any calendar month during such period;

            the Borrower shall provide to the Agent an Interim Collateral Report for the applicable one-week or two-week period certified as being true and correct by an Authorized Officer of the Borrower. Each Interim Collateral Report shall identify, for the applicable reporting period, the aggregate amount of all contra-accounts related to Specified Customers net of the aggregate of the face amounts of all letters of credit issued on behalf of the Borrower or the applicable Subsidiary Guarantor to Specified Customers as payment for goods or services purchased by the Borrower or the applicable Subsidiary Guarantor from the Specified Customers.

            No Interim Collateral Report described in this Section 6.1.11 shall be required to be delivered by the Borrower pursuant to this Section
            6.1.11 during any period Excess Availability exceeds 35% of the Borrowing Base then in effect.

            6.1.12 If on any date Excess Availability exceeds 35% of the then effective Borrowing Base, and the dollar value of the then existing Eligible Petroleum Inventory is less than 80% of the dollar value of Eligible Petroleum Inventory reported in the last

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

      Interim Collateral Report or Monthly Collateral Report delivered to the Agent, as applicable, the Borrower shall provide to the Agent, within five Business Days of such date, a new Interim Collateral Report certified as being true and correct by an Authorized Officer of the Borrower, together with all supporting documentation reasonably requested by the Agent. If on any date Excess Availability is greater than 25% of the then effective Borrowing Base but less than or equal to 35% of the then effective Borrowing Base, and the dollar value of the then existing Eligible Petroleum Inventory is less than 85% of the dollar value of Eligible Petroleum Inventory reported in the last Interim Collateral Report or Monthly Collateral Report delivered to the Agent, as applicable, the Borrower shall provide to the Agent, within five Business Days of such date, a new Interim Collateral Report certified as being true and correct by an Authorized Officer of the Borrower, together with all supporting documentation reasonably requested by the Agent.

            6.1.13 Within 30 days after the close of each of its fiscal years, a copy of the plan and forecast (including a projected balance sheet, projected income statements, and projected funds flow statement) of the Borrower and its Subsidiaries, for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent. Any plan and forecast in form and substance substantially similar to the plan and forecast delivered on or prior to the Closing Date shall be deemed to be reasonably satisfactory by the Agent.

            6.1.14 Such other information (including non-financial information and additional or supplemental reporting) as the Agent or any Lender may from time to time reasonably request.

      6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, for working capital, to repay certain Indebtedness, expenditures constituting Consolidated Capital Expenditures, Permitted Acquisitions, and to pay fees and expenses incurred in connection with this Agreement. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

      6.3. Notice of Default. Within five (5) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary Guarantor to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary Guarantor to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite

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

authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect.

      6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

      6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice and as is reasonably satisfactory to the Agent. The Agent confirms that the Borrower's and its Subsidiaries' insurance on the Closing Date is reasonably satisfactory to the Agent. The Borrower will furnish to the Agent (for distribution to any Lender) upon request full information as to the insurance carried. The Borrower shall deliver to the Agent lender's loss payable endorsements in form and substance acceptable to the Agent to all insurance policies providing coverage for the Collateral. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement. Each such policy maintained by the Borrower or a Subsidiary shall be subject to a provision that prevents the cancellation thereof without thirty days' prior written notice to the Borrower or the applicable Subsidiary, and the Agent.

      6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, (i) Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, and (ii) except where the failure to do so could not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect, all Environmental Laws.

      6.8. Maintenance of Properties. Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in the ordinary course; provided, however, that the foregoing shall not prohibit, limit or impair the Borrower's or any Subsidiary's ability to sell or discontinue the use of, in its reasonable business judgment, any Property.

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

      6.9. Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Agent, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may designate. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall turn over copies of any such records to the Agent or its representatives. The Agent agrees that it shall conduct any such inspection or examination in reasonable accordance with the Borrower's and its Subsidiaries' safety policies and procedures and shall not materially interfere with or impair the Borrower's or its Subsidiaries' operations. Without limiting the foregoing, the Agent shall have the right to enter the Borrower's or any Subsidiary's premises for any of the purposes described on the Closing Date in Section 11.04 of the Senior Note Indenture and Section 10.04 of the Senior Term Loan Agreement.

      6.10. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividend or make any distribution on its capital stock (other than dividends or other distributions payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding (any of the foregoing, a "Restricted Payment"), except that:

            (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or any Subsidiary Guarantor;

            (b) the Borrower and its Subsidiaries may make Restricted Payments in any calendar year in an aggregate amount not in excess of $30,000,000 so long as, on a pro forma basis, both immediately before and immediately after the making of any such Restricted Payment, (i) no Default or Unmatured Default exists, and (ii) the "Fixed Charge Coverage Ratio" as calculated in Section 6.21 on a rolling four quarter basis equals or exceeds 1.10 to 1.00; and

            (c) the Borrower and its Subsidiaries may make Restricted Payments in any calendar year in an aggregate amount in excess of $30,000,000 but not in excess of $50,000,000 so long as, on a pro forma basis, both immediately before and immediately after the making of any such Restricted Payment, (i) no Default or Unmatured Default exists, (ii) the "Fixed Charge Coverage Ratio" as calculated in Section 6.21 on a rolling four quarter basis equals or exceeds
1.10 to 1.00, and (iii) Excess Availability equals or exceeds 25% of the Borrowing Base then in effect.

      6.11. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly Owned Subsidiary that is party to the Guaranty.

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

      6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

            6.12.1 Sales of inventory in the ordinary course of business.

            6.12.2 A disposition of assets by a Subsidiary to the Borrower or a Subsidiary Guarantor or by the Borrower to a Subsidiary Guarantor.

            6.12.3 A disposition of obsolete property, property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary.

            6.12.4 Sales of Retail Property.

            6.12.5 Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not result in proceeds (including non-cash proceeds, whether in the form of an instrument or otherwise) in excess of $30,000,000; provided, however, that the Borrower and its Subsidiaries may lease, sell, or otherwise dispose of Property which results in proceeds (including non-cash proceeds, whether in the form of an instrument or otherwise) in excess of the aforementioned $30,000,000 limitation if (i) immediately before and immediately after such lease, sale, or disposition, no Default or Unmatured Default exists, and (ii) the Borrower or the applicable Subsidiary demonstrates to the Agent's satisfaction, on a pro forma basis for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Agent pursuant to Section 6.1.4, and without giving effect to the Property to be subject to such lease, sale or other disposition, that the Borrower's "Fixed Charge Coverage Ratio" as calculated in Section 6.21 on a rolling four quarter basis equals or exceeds 1.00 to 1.00.

      6.13. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            6.13.1 Cash Equivalent Investments.

            6.13.2 Existing Investments in Subsidiary Guarantors and other Investments in existence on the date hereof and described in Schedule 6.13.

            6.13.3 Acquisitions meeting the following requirements, or otherwise approved by the Required Lenders (each such Acquisition constituting a "Permitted Acquisition"):

      (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such

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            Acquisition, and the representation and warranty contained in
            Section 5.11 shall be true both before and after giving effect to such Acquisition;

      (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

      (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

      (iv) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

      (v) the Purchase Price for each such Acquisition together with the Purchase Price of all other Permitted Acquisitions shall not exceed an amount equal to (a) $50,000,000 during any period of twelve consecutive months; and (b) $100,000,000 during the period beginning on the Closing Date and ending on the Termination Date; provided, however, the aggregate Purchase Price for all such Acquisitions may exceed the aforementioned $50,000,000 and $100,000,000 limitations if any such excess amount was paid solely with Other Senior Secured Debt Collateral Proceeds;

      (vi)  with respect to each Permitted Acquisition, not less than thirty
            (30) days prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on the Borrower's most recent financial statements delivered pursuant to Section 6.1.1 and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Agent pursuant to Section 6.1.4 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period), the Borrower's "Fixed Charge Coverage Ratio" as calculated in Section 6.21 on a rolling four quarter basis is equal to or greater than 1.10 to 1.00 and that Excess Availability equals or exceeds 25% of the Borrowing Base then in effect; and

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      (vii) prior to each such Permitted Acquisition, the Borrower shall deliver to the Agent a documentation, information and certification package in form and substance acceptable to the Agent, including, without limitation;

            (A) all of the Collateral Documents necessary for the perfection of a first priority security interest in all of the assets to be acquired that constitute or qualify as Collateral, including, without limitation, Petroleum Inventory, Receivables and related cash or cash equivalents, instruments, general intangibles and intercompany Indebtedness;

            (B) a supplement to the Guaranty if the Permitted Acquisition is an Acquisition of equities and the target company will not be merged with the Borrower or any existing Subsidiary Guarantor;

            (C) financial information for the target entity in form and substance reasonably acceptable to the Agent;

            (D) a copy of the acquisition agreement for such Acquisition, together with drafts of the material schedules thereto;

            (E) a copy of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

            (F) such other documents or information as shall be reasonably requested by any Agent or any Lender.

      6.14. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            6.14.1 The Obligations and the Other Senior Secured Debt so long as the aggregate principal amount of the Other Senior Secured Debt does not at any time exceed $725,000,000; provided, however, that any increase in the aggregate principal amount of the Other Senior Secured Debt above $575,000,000 shall require the Agent's prior consent thereto.

            6.14.2 Indebtedness existing on the date hereof and described in
      Schedule 6.14, together with any Refinancing Indebtedness in respect thereof.

            6.14.3 Indebtedness arising under Rate Management Transactions;

            6.14.4 Purchase money Indebtedness, whether secured or unsecured (including Capitalized Leases), incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable assets on the date acquired,
      (3) such Indebtedness does not exceed the lower of the fair market value or the costs of the

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      applicable assets on the date acquired, (4) such Indebtedness does not exceed $100,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

            6.14.5 Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to the Borrower or any Subsidiary Guarantor, (ii) made by the Borrower to any Subsidiary Guarantor, or (iii) made by the Borrower to any Excluded Subsidiary or Wholly-Owned Subsidiary not constituting a Subsidiary Guarantor in an aggregate principal amount in Dollars not to exceed $10,000,000 at any time for all such Indebtedness; provided that all such Indebtedness shall be expressly subordinated to the Secured Obligations.

            6.14.6 Indebtedness not described in or otherwise subject to Sections 6.14.1 through 6.14.5 that is unsecured and that does not at any time exceed an aggregate amount equal to $75,000,000; provided, however, that the Borrower shall not incur more than $25,000,000 of unsecured Indebtedness under this Section 6.14.6 without the Agent's prior consent.

      6.15. Liens; Negative Pledge. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except for the following, which are permitted hereunder:

            6.15.1 Liens, if any, securing (x) Secured Obligations, and (y) Other Senior Secured Debt permitted under Section 6.14.1.

            6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            6.15.3 Liens for landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            6.15.4 Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            6.15.5 Liens existing on the date hereof and described in Schedule 6.15.

            6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

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            6.15.7 Deposits to secure the performance of bids, trade contracts
      (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

            6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

            6.15.9 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to at any time exceed $15,000,000.

            6.15.10 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

            6.15.11 Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof.

            6.15.12 Liens existing on any asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

            6.15.13 Liens existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

            6.15.14 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections
      6.15.11 through 6.15.14; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

            6.15.15 Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 6.14); provided, that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness.

            6.15.16 any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold

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      estates, to the extent that any such Lien referred to in this Section
      6.15.16 does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries.

            6.15.17 Liens arising under ERISA provided that such Liens do not secure liabilities which, in the aggregate, equal or exceed $5,000,000.

            6.15.18 any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held.

            6.15.19 defects, irregularities and deficiencies in title of any rights of way or other Property constituting real estate of the Borrower or any Subsidiary thereof which in the aggregate do not materially impair the use of such rights of way or other Property constituting real estate for the purposes for which such rights of way and other Property constituting real estate are held by the Borrower or any Subsidiary, and defects, irregularities and deficiencies in title to any Property constituting real estate of the Borrower or its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statues of limitation.

            6.15.20 any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

            6.15.21 Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank.

            6.15.22 Liens upon Retail Property not constituting Collateral.

            6.15.23 Liens in favor of counterparties arising in connection with the Borrower's or any Subsidiary's commodity hedging activities, including, without limitation, hydrocarbon hedging.

Notwithstanding the foregoing or anything to the contrary contained in any Loan Document, neither the Borrower nor any Subsidiary shall pledge, encumber or otherwise grant a Lien to any Person upon any equity interest held by the Borrower or such Subsidiary in any other Subsidiary or an Affiliate of the Borrower or such Subsidiary, except for equity interests in the Pipeline Subsidiaries granted by the Borrower to the Multiparty Collateral Agent in order to secure Other Senior Secured Debt.

      6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms

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no less favorable to the Borrower or such Subsidiary than the Borrower or such
Subsidiary would obtain in a comparable arm's-length transaction.

      6.17. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

      6.18. Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary,
(iii) to make loans or advances or other Investments in the Borrower or any other Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

      6.19. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any guaranty of the Secured Obligations, (iv) any guaranty of Other Senior Secured Debt, and (v) Contingent Obligations arising in connection with Indebtedness permitted under Section 6.14.

      6.20. Amendments to Agreements. The Borrower will not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Senior Notes or the Senior Term Loans (or any replacements, substitutions or renewals thereof), or pursuant to which the Senior Notes or the Senior Term Loans are issued or extended, where such amendment, modification or supplement provides for the following or which has any of the following effects:

            (a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest in excess of amounts otherwise permitted under this Agreement;

            (b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

            (c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

            (d)   increases the rate of interest accruing on such Indebtedness;

            (e) provides for the payment of additional fees or increases existing fees other than amendment fees paid in the ordinary course;

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            (f)   amends or modifies any financial or negative covenant (or
covenant which prohibits or restricts the Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, its Subsidiaries and/or the Lenders or, in the case of adding covenants, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance from that set forth in the existing financial covenants (taking into account the aggregate adjustments, if any, to the thresholds and exceptions applicable thereto on a covenant by covenant basis);

            (g) results in this Agreement, the other Loan Documents, and the credit facilities evidenced hereby, not constituting a "Qualified Credit Facility" under the Senior Note Indenture or the Senior Term Loan Agreement; or

            (h) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower, its Subsidiaries and/or the Lenders.

      6.21. Fixed Charge Coverage Ratio. The Borrower, as of the end of the following fiscal quarters, will not permit the ratio of (x) Consolidated EBITDA, minus expenses for cash federal income taxes paid, minus Net Consolidated Capital Expenditures, minus Restricted Payments, to (y) Fixed Charges, all calculated for the Borrower and its Subsidiaries, on a consolidated basis, and without duplication with respect to Capitalized Leases, to be less than 1.00 to
1.00 for each fiscal quarter, beginning with the fiscal quarter ending June 30, 2003, and with compliance for each such fiscal quarter based upon the four then most-recently ended fiscal quarters; provided, however, that the aforementioned ratio may be less than 1.00 to 1.00 for any fiscal quarter if Excess Availability at the end of such fiscal quarter exceeds 15% of the Borrowing Base then in effect.

      6.22. Minimum Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than (i) $547,000,000, plus (ii) 75% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending March 31, 2004, plus (iii) 75% of the amount of all Net Cash Proceeds resulting from any issuance of the Borrower's or any Subsidiary's capital stock.

      6.23. Subsidiary Collateral Documents; Subsidiary Guarantors. The Borrower shall execute or shall cause to be executed:

      (i) on the date any Person that is organized under the laws of the United States or any political subdivision thereof becomes a Subsidiary of the Borrower, (a) a supplement to the Guaranty pursuant to which such Person shall become a party thereto; provided, that such Person shall not guaranty any of its own obligations owing to the Holders of Secured Obligations or Secured Obligations that arose prior to its becoming a party to the Guaranty, (b) a Security Agreement in substantially the form executed on April 17, 2003 (or a supplement thereto); and (c) a supplement to Schedule 5.8 identifying the applicable additional new Subsidiary Guarantor;

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      (ii) in order to further effect the requirements of this Section 6.23, the
      Borrower shall deliver or cause to be delivered to the Agent all Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions of counsel, UCC financing statements, and such other documents as shall be reasonably requested to perfect the Agent's Lien), in each case in form and substance reasonably satisfactory to the Agent, necessary to reasonably satisfy the Agent that it has a first priority perfected pledge of, security interest in and Lien upon the Collateral owned by such new Subsidiary Guarantor.

      (iii) The Borrower shall cause each Subsidiary Guarantor to acknowledge and agree that such Subsidiary Guarantor's entry into the Guaranty is a condition to and is given as an inducement for and in consideration of credit accommodations extended to the Borrower under this Agreement and the other Loan Documents and not for any credit accommodation extended to such Subsidiary Guarantor.

      (iv) This Section 6.23 shall not apply with respect to Excluded Subsidiaries, including, without limitation, Pipeline Subsidiaries.

      6.24. Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies relating to Property constituting Collateral to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations; provided, however, in the event that such proceeds or awards are less than $1,000,000 ("Excluded Proceeds"), unless a Default shall have occurred and be continuing, the Agent shall remit such Excluded Proceeds to the Borrower. Such amounts shall reduce outstanding principal Obligations pursuant to the mandatory prepayment provision of Section
2.2. Each such policy shall contain a long-form loss-payable endorsement naming the Agent as loss payee, which endorsement shall be in form and substance acceptable to the Agent.

      6.25. Collection Accounts. The Borrower and its Subsidiaries shall cause the majority of their deposit, collection and other cash management accounts to be maintained with Bank One, NA or an Affiliate thereof. The Borrower and its Subsidiaries shall cause all collections of Receivables constituting Collateral and all proceeds of Collateral to be directly deposited into collection accounts (such accounts, "Collection Accounts") subject to account control agreements, in form and substance acceptable to the Agent, which grant the Agent control over and a first-priority perfected security interest in such collection accounts, including, without limitation, amounts and other items on deposit therein. Amounts and other items on deposit in Collection Accounts that are not maintained with Bank One, NA or an Affiliate thereof shall be transferred at least once a week to one or more Collection Accounts maintained with Bank One, NA or an Affiliate thereof. If any collections are received by the Borrower, a Subsidiary, or any other Person, such collections shall be deemed to have been received by the Borrower, such Subsidiary or such other Person in trust for the Agent, and, upon the Borrower's, such Subsidiary's, or such other Person's receipt thereof, the Borrower shall (or shall cause such Subsidiary or other Person) to immediately remit all of such collections, in their original form, to the Agent, Bank One or an Affiliate thereof for deposit into a Collection Account. Following the occurrence and during the continuance of a Default, all amounts received by the Agent, all amounts on deposit in the Collection Accounts, and all amounts constituting collections required

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to be deposited into Collection Accounts shall be the sole property of the Agent for the benefit of the Holders of Secured Obligations and shall be deemed received by the Agent for application to the Secured Obligations pursuant to the terms of this Agreement. With respect to any Collection Account described in this Section 6.25, the Borrower and its Subsidiaries shall have 90 days from the later of the Closing Date and the date on which such Collection Account is opened or converted to cause such account to become subject to one of the aforementioned account control agreements. The Pre-Funded Letter of Credit Account shall not constitute a Collection Account.

      6.26. Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to any indenture, note agreement or other agreement, document or instrument evidencing or governing Subordinated Indebtedness or directly or indirectly voluntarily prepay, defease, or in substance defease, purchase, redeem, retire, or otherwise acquire, any Subordinated Indebtedness unless, with respect to a prepayment, defeasance, purchase, redemption, retirement or acquisition, the Subordinated Indebtedness Prepayment Conditions have been satisfied.

      6.27. Multiemployer Plans. The Borrower will not, nor will it permit any Subsidiary to, become a party to a Multiemployer Plan.

      6.28. Consolidated Capital Expenditures. At any time Non-Lender Asset Sale Proceeds are on deposit in accounts subject to the Multiparty Collateral Agent's control, including, without limitation, any "Asset Sale Proceeds Account" described in the Senior Note Indenture and the Senior Term Loan Agreement, the Borrower shall, and shall cause each Subsidiary to, fund all Consolidated Capital Expenditures with respect to Property constituting or required to constitute collateral securing Other Senior Secured Debt under the Senior Note Indenture and the Senior Term Loan Agreement and otherwise permitted hereunder with such Non-Lender Asset Sale Proceeds prior to using any other amounts to fund such Consolidated Capital Expenditures.

                                   ARTICLE VII

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

      7.2. Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due,
(iii) any Pre-Funded Account Reimbursement Amount when due under Section 2.19.6, or (iv) interest upon any Loan or any Commitment Fee, LC Fee, or other Obligations under any of the Loan Documents within one (1) Business Day after such interest, fee or other Obligation becomes due.

      7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.1.11, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15
(to the extent related to or affecting

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Property constituting or required to constitute Collateral), 6.16, 6.17, 6.18,
6.19, 6.20, 6.21, 6.22, 6.24, 6.25, 6.26, 6.27, or 6.28.

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of:

      (i) Section 6.1.9 (solely with respect to the Interim Collateral Reports described therein) or Section 6.15 (to the extent related to or affecting Property not constituting or not required to constitute Collateral) and such breach is not remedied within two (2) Business Days of the earlier to occur of
(x) written notice from the Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach;

      (ii)  Section 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.6, 6.1.7, 6.1.9 (solely with respect to the Monthly Collateral Reports described therein), 6.1.10, 6.1.12 or
6.1.13 and such breach is not remedied within five (5) Business Days of the earlier to occur of (x) written notice from the Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach; or

      (iii) any of the other terms or provisions of this Agreement or any Loan Document which is not remedied within twenty (20) Business Days after the earlier to occur of (x) written notice from the Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach.

      7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to

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authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.7.

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $15,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed $75,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan.

      7.11. Any Change in Control shall occur.

      7.12. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Borrower or any of its Subsidiaries in an amount equal to $30,000,000 or more, which liability is not paid, bonded, covered in its entirety by an insurance policy provided to the Borrower or the applicable Subsidiary by a non-Affiliate, or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith.

      7.13. Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document or any Lien in favor of the Agent under the Loan Documents, or such Lien shall not have the priority contemplated by the Loan Documents.

      7.14. An event (such event, an "Off-Balance Sheet Trigger Event") shall occur which (i) permits the investors or purchasers in respect of Off-Balance Sheet Liabilities of the Borrower or any Affiliate of the Borrower to require the amortization or liquidation of such Off-Balance Sheet Liabilities and (x) such Off-Balance Sheet Trigger Event shall not be remedied or waived

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within the later to occur of the tenth day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Off-Balance Sheet Liabilities, or (y) such investors shall require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such Off-Balance Sheet Trigger Event, (ii) results in the termination of reinvestments of collections or proceeds of receivables and related assets under the agreements evidencing such Off-Balance Sheet Liabilities, or (iii) causes or otherwise permits the replacement or substitution of the Borrower or any Affiliate thereof as the servicer under the agreements evidencing such Off-Balance Sheet Liabilities; provided, however, that this Section 7.14 shall not apply on any date with respect to any voluntary request by the Borrower or an Affiliate thereof for an above-described amortization, liquidation, or termination of reinvestments so long as the aforementioned investors or purchasers cannot independently require on such date such amortization, liquidation or termination of reinvestments.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1. Acceleration. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder, and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Agent, any LC Issuer, or any Lender. With respect to Facility LCs, the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount or deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

      (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and

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any other amounts as shall from time to time have become due and payable by the
Borrower to the Lenders or the LC Issuers under the Loan Documents.

      (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

      (v) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in there sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents, including, without limitation, the Intercreditor Agreement, or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

            8.2.1 Extend the Termination Date, extend the final maturity of any Loan, extend the expiry date of any Facility LC to a date after the Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than (x) a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof and (y) any reduction of the amount of or any extension of the payment date for the mandatory payments required under Section 2.2 (other than Section 2.2.1), in each case which shall only require the approval of the Required Lenders).

            8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders," "Pro Rata Share" or "Revolving Loan Pro Rata Share."

            8.2.3 Increase the amount of the Revolving Loan Commitment or the Pre-Funded Letter of Credit Commitment of any Lender hereunder or the commitment to issue Facility LCs, require any Lender with a Credit Linked Deposit to increase the size thereof or make any deposit into the Pre-Funded Letter of Credit Account in excess of its Pre-

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      Funded Letter of Credit Commitment, or permit the Borrower to assign its rights or obligations under this Agreement.

            8.2.4 Amend, modify or waive this Section 8.2.

            8.2.5 Other than in connection with a transaction permitted under this Agreement, release in any calendar year Collateral with an aggregate value equal to or in excess of $10,000,000.

            8.2.6 Other than in connection with a transaction permitted under this Agreement, release any Subsidiary party to the Guaranty from its obligations thereunder.

            8.2.7 Increase the advance rate percentages for Perfected Cash Interests, Eligible Receivables and Eligible Petroleum Inventory set forth in the definition of Borrowing Base as of the Closing Date.

            8.2.8 Amend, modify or waive Section 11.2, Section 11.3, or any other provision of this Agreement requiring ratable payments to or disbursements by the Lenders.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Non-Ratable Lender or any Non-Ratable Loan shall be effective without the written consent of the Non-Ratable Lender. No amendment of any provision of this Agreement relating to an LC Issuer shall be effective without the written consent of such LC Issuer. The limit set forth in Section 2.1.2 on the aggregate amount of Collateral Protection Advances that may be outstanding at any time shall not be increased without the written consent of the Agent and the Lenders in the aggregate having 75% or more of the sum of (i) the Aggregate Revolving Loan Commitment and (ii) the Aggregate Pre-Funded Letter of Credit Commitment; provided, however, that if all of the Revolving Loan Commitments have been terminated, the consent of Lenders holding 75% or more of the Aggregate Outstanding Credit Exposure shall be required to approve any such increase.

      8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers, or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuers, and the Lenders until all of the Secured Obligations have been paid in full.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

      9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuers, and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuers, and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

            THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including outside attorneys' and paralegals' fees and time charges of attorneys for the Agent and expenses of and fees for other advisors and professionals engaged by the Agent or the Arranger) paid or

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incurred by the Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuers, and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including outside attorneys' and paralegals' fees and time charges and expenses of attorneys and paralegals for the Agent, the Arranger, the LC Issuers, and the Lenders) paid or incurred by the Agent, the Arranger, any LC Issuer, or any Lender in connection with the collection and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse, without duplication, the Agent and Bank of America, N.A., as co-collateral agent, promptly after the Agent's or such co-collateral agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Holders of Secured Obligations in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's or such co-collateral agent's then customary charges for each person employed to perform such audit or analysis (which, solely with respect to charges for audits of Collateral, shall not exceed a rate of $750 per day for the Agent or such co-collateral agent, as applicable, performing such audit), plus all reasonable costs and expenses (including without limitation, travel expenses) incurred by the Agent or such co-collateral agent in the performance of such audit or analysis.

      (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each LC Issuer, each Lender, and their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any LC Issuer, any Lender or any affiliate is a party thereto, and all attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

      9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

      9.8. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in US GAAP are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired

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result that the criteria for evaluating the Borrower's and its Subsidiaries'
financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean US GAAP as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with US GAAP in effect at such time.

      9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers, and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, any LC Issuer, nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, any LC Issuer, nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, any LC Issuer, nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, any LC Issuer, nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, for use solely in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, in each case which have been informed as to the confidential nature of such information, (iii) to regulatory officials having jurisdiction over it, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, and
(vii) permitted by Section 12.4.

      9.12. Lenders Not Utilizing Plan Assets. Each Lender and Designated Lender represents and warrants that none of the consideration used by such Lender or Designated

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Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section
4975 of the Code and the rights and interests of such Lender or Designated
Lender in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

      9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

      9.14. Disclosure. The Borrower and each Lender, including each LC Issuer, hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

      9.15. Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one
(1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Revolving Loan Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Revolving Loan Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Revolving Loan Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

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      9.16. Partial Guaranty Release. The Borrower has requested that the Agent and the Lenders release Tesoro Technology Company, Tesoro Marine Services Holding Company and Tesoro Marine Services, LLC (the "Release Entities") from the Guaranty, the Security Agreement, and all other Collateral Documents to which such Release Entities are subject. The Borrower represents, warrants and covenants to the Agent and the Lenders that no Release Entity (i) has guaranteed or secured, or shall guaranty or secure, the Other Senior Secured Debt or (ii) owns or controls, or expects to own or control, Property with an aggregate value in excess of $1,000,000 at any time; provided, however, that if any such Release Entity shall own or control Property in excess of $1,000,000 at any time, the Borrower shall cause such Release Entity to guaranty the Secured Obligations and shall cause such Release Entity to secure its guaranty obligations pursuant to the terms of the Guaranty, the Security Agreement, and such other Collateral Documents as may be reasonably requested by the Agent. The Agent and the Lenders, by their execution hereof, hereby release, as of the Closing Date, the Release Entities from the Guaranty, the Security Agreement, and the other Collateral Documents to which such Release Entities are subject. The Agent shall record such instruments and documents, including, without limitation, UCC-3 termination statements, as are reasonably necessary, in the Agent's discretion, to further evidence such release.

      9.17. Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any of its Subsidiaries that is a guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any guarantor shall be and are subordinated to the rights of the Holders of Secured Obligations in those assets. The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (or any affiliate thereof) have been terminated. If all or any part of the assets of any guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such guarantor is dissolved or if substantially all of the assets of any such guarantor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any guarantor to the Borrower ("Intercompany Indebtedness") shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and

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satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (and their Affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holder of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of the Secured Obligations (and their Affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against any guarantor.

      9.18. Certifications Regarding Indentures. The Borrower hereby certifies to the Agent and the Lenders that, immediately prior to the effectiveness of the Revolving Loan Commitments and the Pre-Funded Letter of Credit Commitments, and immediately prior to the initial Credit Extension hereunder, the Borrower's incurrence of Indebtedness under this Agreement and the other Loan Documents does not violate (i) Section 4.09 of the Indenture, dated as of July 2, 1998, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 9% Senior Subordinated Notes Due 2008, (ii) Section 4.09 of the Indenture, dated as of November 6, 2001, as amended or modified from time to time, to which the Borrower and certain of its Subsidiaries are subject and pursuant to which the Borrower issued certain 9-5/8% Senior Subordinated Notes Due 2008, and (iii)
Section 4.09 of the Indenture, dated as of April 9, 2002, as amended or modified from time to time, to which the Borrower is subject and pursuant to which the Borrower issued certain 9-5/8% Senior Subordinated Notes Due 2012. The Borrower further certifies to the Agent and the Lenders that both the Revolving Loan Commitment component of this Agreement and the other Loan Documents constitute a "Credit Facility" and a "Senior Credit Facility" under each of the foregoing Indentures, and that neither the Aggregate Credit Linked Deposit nor the Aggregate Pre-Funded Letter of Credit Commitment constitutes on the Closing Date or at any other time a "Senior Credit Facility" under the indenture referenced in clause (i) hereof, and shall not constitute such a "Senior Credit Facility" until such indenture is appropriately amended or unless the "Fixed Charge Coverage Ratio" under such indenture is equal to or greater than 2.0 to 1.0 on the date on which the Aggregate Pre-Funded Letter of Credit Commitment goes into effect and the effectiveness thereof is otherwise permitted under such indenture. The Borrower further certifies that the Revolving Loan Commitments, the Pre-Funded Letter of Credit Commitments, the Aggregate Credit Linked Deposit, this Agreement, and the other Loan Documents collectively constitute "Senior Debt" under each of the aforementioned indentures.

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      9.19. Co-Agents. Other than as set forth in Section 9.6, no Lender identified in this Agreement as the syndication agent, the documentation agent, a co-collateral agent or any other Co-Agent shall have any right, power, obligation, liability, responsibility, or duty under any Loan Document other than those applicable to any Lender as such. Without limiting the foregoing, no such Lender shall have or be deemed to have a fiduciary relationship with any Lender.

                                   ARTICLE X

                                   THE AGENT

      10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents, including, without limitation, the Agent's agreement to bind itself and the Lenders to the Intercreditor Agreement and to act on its behalf and on behalf of the Lenders thereunder. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Holders of Secured Obligations,
(ii) is a "representative" of the Holders of Secured Obligations within the meaning of the term "secured party" as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Secured Obligations, hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations hereby waives.

      10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Secured Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

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      10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to the Lenders' Pro Rata Shares of the Aggregate

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Revolving Loan Commitment and the Aggregate Credit Linked Deposit (or, if the
Aggregate Revolving Loan Commitment has been terminated, of the Aggregate Outstanding Revolving Loan Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

      10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents

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and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated May 25, 2004, or as otherwise agreed from time to time.

      10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.15. Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent)

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shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

            (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

            (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Aggregate Revolving Loan Commitment and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.15.

            (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower to the Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary Guarantor in respect of) all interests retained by the Borrower or any Subsidiary Guarantor, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

      10.16. Intercreditor Agreement.

            10.16.1 The Intercreditor Agreement sets forth certain relative rights, as holders of Liens, of the Agent on behalf of the Holders of Secured Obligations and the Multiparty Collateral Agent on behalf of the Senior Noteholders and the Senior Term Loan Holders. Each of the Lenders has received a copy of the Intercreditor Agreement attached hereto as
      Exhibit I and each such Person (including, without limitation, those Persons that become Lenders subject hereto pursuant to an Assignment Agreement) agrees to be bound by the terms and conditions of such attached Intercreditor Agreement. The future consent of the Lenders shall not be required in order for the Agent to enter into any

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      Intercreditor Agreement described in clause (y) of the definition thereof, and the Lenders hereby authorize the Agent to enter into such Intercreditor Agreement. The Lenders authorize the Agent to deliver written notice to the Multiparty Collateral Agent, the Senior Note
      Trustee, the Senior Term Loan Agreement Agent, the Senior Noteholders and the Senior Term Loan Holders that this Agreement, the other Loan
      Documents, and the credit facilities evidenced hereby, constitute a "Qualified Credit Facility" as defined on the Closing Date in the Senior
      Note Indenture and Senior Term Loan Agreement. The Agent shall require the written agreement of the Multiparty Collateral Agent, on behalf of itself, the Senior Note Trustee, the Senior Noteholders, the Senior Term Loan Agreement Agent, and the Senior Term Loan Holders, to be bound by the Intercreditor Agreement. Notwithstanding the foregoing, nothing in the Intercreditor Agreement will:

            (a) impair, as between (1) the Borrower and the Subsidiary Guarantors, and (2) the Agent, the Lenders, the LC Issuers, the obligations of the Borrower or any Subsidiary Guarantor, which are absolute and unconditional, to pay principal, interest, fees and expenses hereunder in accordance with the terms hereof or to perform any other obligation of the Borrower or such Subsidiary Guarantor under the Loan Documents;

            (b) affect the relative rights of the Holders of Secured Obligations, the Senior Noteholders or the Senior Term Loan Holders and other creditors of the Borrower or any of its Subsidiaries;

            (c) restrict the right of any Holder of Secured Obligations, Senior Noteholder or Senior Term Loan Holder to sue for payments that are then due and owing;

            (d) prevent the Agent, the Holders of Secured Obligations, the Multiparty Collateral Agent, the Senior Note Trustee, the Senior Term Loan Agreement Agent, the Senior Noteholders or the Senior Term Loan Holders, from exercising against the Borrower or any Subsidiary Guarantor any of its other available remedies upon a Default or Unmatured Default or a "default" or "event of default" under the Senior Notes or the Senior Term Loan Agreement (or any comparable event which would permit the acceleration of the repayment of the Indebtedness held by such Persons or which would otherwise allow such Persons to exercise rights and remedies against the Borrower or any Subsidiary Guarantor); or

            (e) restrict the right of the Agent, the Holders of Secured Obligations, the Multiparty Collateral Agent, the Senior Note Trustee, the Senior Term Loan Agreement Agent, the Senior Noteholders or the Senior Term Loan Holders to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Borrower or any Subsidiary Guarantor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against the Borrower or any Subsidiary Guarantor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

            10.16.2 The Agent and the Lenders agree that, until the Senior Notes and the Senior Term Loans are repaid and the Multiparty Collateral Agent's Lien upon certain of the Borrower's and its Subsidiaries' Property is released as a result of such repayment,

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      the Agent, on behalf of the Lenders, shall be bound by and shall perform each of its obligations set forth in the Intercreditor Agreement. The Agent and the Lenders further agree that neither the Lenders nor the Agent shall accept, enforce, claim or retain any benefit of any guaranty from or by any Pipeline Subsidiary, any Lien upon any Property of any Pipeline Subsidiary as Collateral for the Secured Obligations, or any consensual Lien upon any equities of any Subsidiary of the Borrower. The Multiparty Collateral Agent, the Senior Note Trustee, the Senior Term Loan Agreement Agent, the Senior Term Loan Holders, and the Senior Noteholders shall be deemed to be third party beneficiaries of this Section 10.16.2.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

      11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

      11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      11.3. Application of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or any LC Issuer and except as provided in the fee letter referenced in Section 10.13. Subject to the provisions of Section
2.2 governing the application of mandatory prepayments, all payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of any Collateral received by the Agent following acceleration of the maturity of the Obligations pursuant to Section 8.1, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from

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the Borrower, third, to pay ratably interest due in respect of the Revolving
Loans, including Non-Ratable Loans and Collateral Protection Advances, and fees due in respect of the Aggregate Credit Linked Deposit, fourth, to pay or prepay ratably the principal amount of the Collateral Protection Advances, fifth, to pay or prepay ratably the principal amount of the Non-Ratable Loans and the Revolving Loans, unpaid Reimbursement Obligations in respect of Facility LCs, unpaid reimbursement obligations resulting from withdrawals from the Pre-Funded Letter of Credit Account, and an amount to the Agent equal to one hundred ten percent (110%) of the aggregate undrawn face amount of all outstanding Facility LCs to be held as cash collateral for such Obligations, sixth, to pay any amounts owing with respect to Bank Products, and seventh, to the payment of any other Secured Obligation due to the Agent or any Lender by the Borrower.

      Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan, or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrower shall pay the breakage losses with respect to Eurodollar Loans in accordance with Section 3.4. The Agent and the Required Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Unless otherwise required by the terms of this Agreement, all principal payments in respect of Loans (other than Non-Ratable Loans and Collateral Protection Advances) shall be applied first to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1. Successors and Assigns; Designated Lenders.

            12.1.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participants must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this
      Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section
      12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement

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      and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section
      12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

            12.1.2 Designated Lenders.

      (i) Subject to the terms and conditions set forth in this Section 12.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 12.1.2 shall be subject to the approval of the Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit F hereto (a "Designation Agreement") and the acceptance thereof by the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by the Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrower or the Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 9.11, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

      (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 12.1.2 shall survive the termination of this Agreement.

      12.2. Participations.

            12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Revolving Loan Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

            12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
      Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

      12.3. Assignments.

            12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Borrower and the Agent, either be in an amount equal to the entire applicable Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than (x) $10,000,000 with respect to Revolving Loans and
      (y) $1,000,000 with respect to Pre-Funded Letter of Credit Commitments and related Credit Linked Deposits. The amount of the assignment shall be based on the Outstanding Credit Exposure subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

            12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if (i) a Default has occurred and is continuing or (ii) such assignment is in connection with the physical settlement of any Lender's obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, that the assignment without the Borrower's consent pursuant to clause (ii) shall not increase the Borrower's liability under Section 3.5. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

            12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Sections
      12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent or unless such assignment is made to such assigning Lender's Affiliate or an Approved Fund), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that the assignment evidenced thereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitments (or, if the Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

            12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this
      Section 13.3. The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

      12.5. Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

      13.1. Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders, the LC Issuers, or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

      13.2. Change of Address. The Borrower, the Agent, any LC Issuer, and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the initial LC Issuer, and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IF ANY COURT, TRIBUNAL OR OTHER ENTITY WITH JURISDICTION OVER THE LOAN DOCUMENTS AND THE TRANSACTIONS EVIDENCED THEREBY REJECTS THE FOREGOING CHOICE OF NEW YORK LAW, THEN THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN OR WITH DIRECT JURISDICTION OVER THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, ANY LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS OR ANY AFFILIATE OF THE AGENT, ANY LC ISSUER, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW

YORK STATE COURT SITTING IN OR WITH DIRECT JURISDICTION OVER THE BOROUGH OF MANHATTAN.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, EACH LC ISSUER, EACH LENDER, AND EACH OTHER HOLDER OF SECURED OBLIGATIONS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE XVI

                             PRIOR CREDIT AGREEMENT

      The Borrower, certain of the Lenders, and the Agent are parties to the Prior Credit Agreement. The Borrower, the Lenders, and the Agent agree that upon
(i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the terms and conditions of the Prior Credit Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. All amounts outstanding or otherwise due and payable under the Prior Credit Agreement prior to the Closing Date shall, on and after the Closing Date, be outstanding and due and payable under this Agreement. Notwithstanding the foregoing, the Borrower affirms its rights, duties and obligations under the Security Agreement, including, without limitation, the security interest granted thereunder, and the other Loan Documents delivered in connection herewith, and agrees and acknowledges that this Agreement constitutes the "Credit Agreement" referenced therein.

                                  ARTICLE XVII

                          USA PATRIOT ACT NOTIFICATION

      The following notification is provided to the Borrower pursuant to Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, 31 U.S.C. Section 5318:

      IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower's name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower's legal organizational documents or other identifying documents.

      IN WITNESS WHEREOF, the Borrower, the Lenders, the initial LC Issuer, and the Agent have executed this Agreement as of the date first above written.

                                     TESORO PETROLEUM CORPORATION,
                                     as the Borrower

                                     By: /s/ G. Scott Spendlove
                                         ---------------------------------------
                                     Print Name: G. Scott Spendlove
                                     Title: Vice President, Finance
                                                 and Treasurer

          Signature Page to Third Amended and Restated Credit Agreement

                                     BANK ONE, NA (MAIN OFFICE CHICAGO),
                                     individually, as initial LC Issuer, and as Administrative Agent

                                     By: /s/ Andrew D. Hall
                                         ---------------------------------------
                                     Print Name: Andrew D. Hall
                                     Title: Director


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     BANK OF AMERICA, N.A.

                                     By: /s/ Dennis M. Hansen
                                         ---------------------------------------
                                     Print Name: Dennis M. Hansen
                                     Title: Authorized Officer

           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     STATE OF CALIFORNIA PUBLIC
                                     EMPLOYEES RETIREMENT SYSTEM

                                     By: /s/ Curtis D. Ishii
                                         ---------------------------------------
                                     Print Name: Curtis D. Ishii
                                     Title:  Senior Investment Officer


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     FORTIS CAPITAL CORP.

                                     BY: /s/ CASEY LOWARY
                                         ---------------------------------------
                                     PRINT NAME: CASEY LOWARY
                                     TITLE: Senior Vice President

                                     BY: /s/ Darrell W. Holley
                                         ---------------------------------------
                                     PRINT NAME: Darrell W. Holley
                                     TITLE: Managing Director


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     WELL FARGO FOOTHILL, LLC

                                     By: /s/ Claudia L. Hughes
                                         ---------------------------------------
                                     Print Name: Claudia L. Hughes
                                     Title: Assistant Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     LASALLE BUSINESS CREDIT, LLC

                                     By: /s/ Joe Fudacz
                                         ---------------------------------------
                                     Print Name: Joe Fudacz
                                     Title: Senior Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     PNC BANK, N.A.

                                     By: /s/ Christy West
                                         ---------------------------------------
                                     Print Name: Christy West
                                     Title: Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     PB CAPITAL CORPORATION

                                     By: /s/ Michael J. Bedore
                                         ---------------------------------------
                                     Print Name: Michael J. Bedore
                                     Title: Vice President

                                     By: /s/ Kevin Braddish
                                         ---------------------------------------
                                     Print Name: Kevin Braddish
                                     Title: Managing Director


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                     GUARANTY BANK

                                     By: /s/  Jim R. Hamilton
                                         ---------------------------------------
                                     Print Name: Jim R. Hamilton
                                     Title: Senior Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       CALYON NEW YORK BRANCH

                                       By: /s/ ATTILA COACH
                                           -------------------------------------
                                       Name:  ATTILA COACH
                                       Title: MANAGING DIRECTOR

                                       By: /s/ CHARLES HEIDSIECK
                                           -------------------------------------
                                       Name:  CHARLES HEIDSIECK
                                       Title: MANAGING DIRECTOR


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       UBS AG, STAMFORD BRANCH

                                       By: /s/ Wilfred V. Salm
                                           -------------------------------------
                                       Print Name: Wilfred V. Salm
                                       Title:      Director
                                                   Banking Products
                                                   Service, US

                                       By: /s/ Thomas R. Salzano
                                           -------------------------------------
                                       Print Name: Thomas R. Salzano
                                       Title:      Executive Director
                                                   Banking Products
                                                   Service, US


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       SIEMENS FINANCIAL SERVICES, INC.

                                       By: /s/ MICHAEL COILEY
                                           -------------------------------------
                                       Print Name: Michael Coiley
                                       Title:      Senior Vice President



           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       THE ROYAL BANK OF SCOTLAND PLC

                                       By: /s/ Paul McDonagh
                                           -------------------------------------

                                       Print Name: Paul McDonagh
                                       Title:      Senior Vice President

                                       U,S. BANK, NATIONAL ASSOCIATION

                                       By: /s/ Thomas Visconti
                                           -------------------------------------

                                       Print Name: Thomas Visconti
                                       Title:      Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       HIBERNIA NATIONAL BANK

                                       By: /s/ Nancy G. Moragas
                                           -------------------------------------

                                       Print Name: Nancy G. Moragas
                                       Title:      Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       ALLIED IRISH BANKS PLC

                                       By: /s/ Martin S. Chin
                                           -------------------------------------

                                       Print Name: Martin Chin
                                       Title:      VP

                                       By: /s/ John Farrace
                                           -------------------------------------

                                       Print Name: John Farrace
                                       Title:      SVP


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       BY: /s/ Catherine A. Cowan
                                           -------------------------------------

                                       Print Name: Catherine A. Cowan
                                       Title:      Director


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       NATIONAL CITY BUSINESS CREDIT, INC.

                                       By: /s/ Shane Leary
                                           -------------------------------------

                                       Print Name: Shane Leary
                                       Title:      AVP


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       UFJ BANK LIMITED

                                       By: /s/ Clyde L. Redford
                                           -------------------------------------

                                       Print Name: Clyde L. Redford
                                       Title:      Senior Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       SUMITOMO MITSUI BANKING CORP.

                                       By: /s/ Yasuhiko Imai
                                           -------------------------------------

                                       Print Name: Yasuhiko Imai
                                       Title:      Senior Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       THE FROST NATIONAL BANK

                                       By: /s/ Richard Murray
                                           -------------------------------------

                                       Print Name: Richard Murray
                                       Title:      Senior Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                       NATEXIS BANQUES POPULAIRES

                                       By: /s/ Daniel Payer
                                           -------------------------------------

                                       Print Name: Daniel Payer
                                       Title:      Vice President

                                       By: /s/ Louis P. Laville
                                           -------------------------------------
                                       Print Name: Louis P. Laville, III
                                       Title:      Vice President and Group
                                                   Manager


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      HOUSTON AGENCY

                                      By: /s/ Kelton G. Glasscock
                                          --------------------------------------

                                      Print Name: Kelton G. Glasscock
                                      Title:      Vice President & Manager


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                      BANK OF SCOTLAND

                                      By: /s/ Karen Workman
                                          --------------------------------------

                                      Print Name: Karen Workman
                                      Title:      Assistant Vice President


           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                      RZB FINANCE LLC,

                                      By: /s/ John A. Valiska
                                          --------------------------------------

                                      Print Name: John A. Valiska
                                      Title:      Group Vice President

                                      RZB FINANCE LLC,

                                      By: /s/ Juan M. Csillagi
                                          --------------------------------------

                                      Print Name: Juan M. Csillagi
                                      Title:      Group Vice President

                                      WEBSTER BUSINESS CREDIT CORPORATION

                                      By: /s/ Carl Giordano
                                          --------------------------------------

                                      Print Name: Carl Giordano
                                      Title:      Assistant Vice President



           THIRD AMENDED AND RESTATED CREDIT AGREEMENT SIGNATURE PAGE

                                  ALASKA PACIFIC BANK

                                      By: /s/ JOHN E. ROBERTSON
                                          --------------------------------------

                                      Print Name: JOHN E. ROBERTSON
                                      Title:      SENIOR VICE PRESIDENT

COMMIMENT SCHEDULE


                                              REVOLVER               PREFUNDED
EXISTING LENDERS                             ALLOCATION              ALLOCATION              TOTAL
----------------                             ----------              ----------              -----
Bank of America/Fleet                         58,000,000     10.50%  5,000,000     5.00%   63,000,000    8.70%
Bank One                                      58,000,000     10.50%  5,000,000     5.00%   63,000,000    8.70%
CalPERS                                       45,000,000      0.20%                0.00%   45,000,000    6.90%
Fortis Capital                                37,500,000      0.60%                0.00%   37,500,000    5.80%
Wells Fargo Foothill                          30,000,000      5.50%  5,000,000     6.00%   35,000,000    3.40%
LaSalle Business Credit                       27,500,000      5.00%                0.00%   27,500,000    4.20%
PNC Bank                                      25,000,000      4.50%                0.00%   25,000,000    3.80%
Guaranty Bank                                 20,000,000      3.60%  3,000,000     3.00%   23,000,000    3.50%
PB Capital                                    20,000,000      3.60%  3,000,000     3.00%   23,000,000    2.50%
UBS                                           17,500,000      3.20%  5,000,000     5.00%   22,500,000    3.50%
Credit Lyonnias                               20,000,000      3.50%                0.00%   20,000,000    3.50%
TCW                                           18,000,000      3.30%                0.00%   18,000,000        ?
Allied Irish Bank                             12,500,000      2.30%  3,000,000     3.00%   15,500,000    2.00%
Royal Bank of Scottland                       15,000,000      2.70%                0.00%   15,000,000    2.00%
Siemens Financial                             15,000,000      2.70%                0.00%   15,000,000    2.30%
US Bank                                       14,000,000      2.60%                0.00%   14,000,000    2.30%
Natexis                                       10,000,000          ?  3,000,000     3.00%   13,000,000    2.20%
Hibernia National Bank                        12,500,000      2.30%                0.00%   12,500,000    2.00%
National City                                 12,500,000      2.30%                0.00%   12,500,000    1.80%
Sumitomo                                      12,500,000      2.30%                0.00%   12,500,000    1.90%
UFJ                                           12,500,000      2.30%                0.00%   12,500,000    1.80%
Wachovia (Congress)                           12,500,000      2.30%                0.00%   12,500,000    1.00%
Bank of Scottland                             10,000,000      1.80%                0.00%   10,000,000    1.90%
BOTM                                          10,000,000      1.00%                0.00%   10,000,000    1.50%
Frost National Bank                           10,000,000      1.00%                0.00%   10,000,000    1.50%
Webster Business Credit                        5,000,000      0.90%  3,000,000     3.00%    8,000,000    1.50%
RZB                                            7,500,000      1.40%                0.00%    7,500,000    1.20%
Credit Suisse Asset Management                                0.00%  7,000,000     7.70%    7,000,000        ?
TCW                                                           0.00%  7,000,000     7.00%    7,000,000        ?
D.L. Babson (IDM)                                             0.00%  6,000,000     6.00%    6,000,000        ?
AMEX                                                          0.00%  5,000,000     5.00%    5,000,000    0.90%
Deerfield                                                     0.00%  5,000,000     5.00%    5,000,000    0.80%
Eaton Vance                                                   0.00%  5,000,000     5.00%    5,000,000    0.80%
Franklin                                                      0.00%  5,000,000     5.00%    5,000,000    0.00%
Guggenheim                                                    0.00%  5,000,000     5.00%    5,000,000    0.00%
Sankaty                                                       0.00%  5,000,000     5.00%    5,000,000    0.00%
Travelers                                                     0.00%  5,000,000     5.00%    5,000,000    0.80%
Invesco                                                       0.00%  4,000,000     4.00%    4,000,000    0.60%
Alladin                                                       0.00%  3,000,000     3.00%    3,000,000    0.50%
Harch                                                         0.00%  3,000,000     3.00%    3,000,000    0.50%
Alaska Pacific Bank                            2,000,000      0.40%                0.00%    2,000,000    0.03%
                                             -----------      ----   ---------     ----     ---------    ----
                                             550,000,000


                                PRICING SCHEDULE

   Applicable
   Margin for                            Revolving           Revolving          Revolving           Revolving
   Revolving           Revolving          Level II           Level III           Level IV            Level V
     Loans          Level I Status         Status              Status             Status              Status
     -----          --------------         ------              ------             ------              ------
Eurodollar Rate          2.00%              2.25%               2.50%              2.75%               3.00%
Floating Rate            0.25%              0.50%               0.75%              1.00%               1.25%

                               Pre-Funded             Pre-Funded              Pre-Funded              Pre-Funded
                             Level I Status         Level II Status        Level III Status        Level IV Status
                             --------------         ---------------        ----------------        ---------------
Pre-Funded Letter of              2.00%                  2.25%                   2.50%                  2.75%
  Credit Fee Rate

Applicable Fee Rate            Tier I Utilization           Tier II Utilization         Tier III Utilization
-------------------            ------------------           -------------------         --------------------
  Commitment Fee                     0.25%                         0.50%                        0.75%

      For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

      "Revolving Level I Status" exists at any date if, as of the last day of the applicable fiscal quarter of the Borrower, average daily Excess Availability for such fiscal quarter was greater than 55% of the average weekly Borrowing Base for such fiscal quarter.

      "Revolving Level II Status" exists at any date if, as of the last day of the applicable fiscal quarter of the Borrower, (i) the Borrower has not qualified for Revolving Level I Status and (ii) average daily Excess Availability for such fiscal quarter was less than or equal to 55% of the average weekly Borrowing Base for such fiscal quarter but greater than 45% of the average weekly Borrowing Base for such fiscal quarter.

      "Revolving Level III Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Revolving Level I Status or Revolving Level II Status and (ii) average daily Excess Availability for such fiscal quarter was less than or equal to 45% of the average weekly Borrowing Base for such fiscal quarter but greater than 30% of the average weekly Borrowing Base for such fiscal quarter.

      "Revolving Level IV Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Revolving Level I Status, Revolving Level II Status, or Revolving Level III Status and
(ii) average daily Excess Availability for such fiscal quarter was less than or equal to 30% of the average weekly Borrowing Base for such fiscal quarter but greater than 15% of the average weekly Borrowing Base for such fiscal quarter.

         "Revolving Level V Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Revolving Level I Status, Revolving Level II Status, Revolving Level III Status or Revolving Level IV Status, and (ii) average daily Excess Availability for such fiscal quarter was less than or equal to 15% of the average weekly Borrowing Base for such fiscal quarter.

      "Revolving Status" means either Revolving Level I Status, Revolving Level II Status, Revolving Level III Status, Revolving Level IV Status, or Revolving Level V Status.

      "Pre-Funded Level I Status" exists at any date if, as of the last day of the applicable fiscal quarter of the Borrower, average daily Excess Availability for such fiscal quarter was greater than 45% of the average weekly Borrowing Base for such fiscal quarter.

      "Pre-Funded Level II Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Pre-Funded Level I Status and (ii) average daily Excess Availability for such fiscal quarter was less than or equal to 45% of the average weekly Borrowing Base for such fiscal quarter but greater than 30% of the average weekly Borrowing Base for such fiscal quarter.

      "Pre-Funded Level III Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Pre-Funded Level I Status or Pre-Funded Level II Status, and (ii) average daily Excess Availability for such fiscal quarter was less than or equal to 30% of the average weekly Borrowing Base for such fiscal quarter but greater than 15% of the average weekly Borrowing Base for such fiscal quarter.

      "Pre-Funded Level IV Status" exists at any date if, as of the last day of the applicable fiscal quarter, (i) the Borrower has not qualified for Pre-Funded Level I Status, Pre-Funded Level II Status or Pre-Funded Level III Status and
(ii) average daily Excess Availability for such fiscal quarter was less than or equal to 15% of the average weekly Borrowing Base for such fiscal quarter.

      "Pre-Funded Status" means either Pre-Funded Level I Status, Pre-Funded Level II Status, Pre-Funded Level III Status or Pre-Funded Level IV Status.

      "Tier I Utilization" means, on any date of determination, the average Aggregate Outstanding Revolving Loan Credit Exposure on such date was greater than 66% of the Aggregate Revolving Loan Commitment on such date.

      "Tier II Utilization" means, on any date of determination, the average Aggregate Outstanding Revolving Loan Credit Exposure on such date was greater than or equal to 33--1/3rd% of the Aggregate Revolving Loan Commitment on such date but less than or equal to 66% of the Aggregate Revolving Loan Commitment on such date.

      "Tier III Utilization" means, on any date of determination, the average Aggregate Outstanding Revolving Loan Credit Exposure on such date was less than 33-1/3rd% of the Aggregate Revolving Loan Commitment on such date.

         The Applicable Margin, the Applicable Fee Rate, and the Pre-Funded Letter of Credit Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Revolving Status or Pre-Funded Status, as applicable, for the applicable fiscal quarter. Such Revolving Status or Pre-Funded Status, as applicable, shall be determined based upon the Interim Collateral Reports and Monthly Collateral Reports delivered for such fiscal quarter. Adjustments, if any, to the Applicable Margin, the Applicable Fee Rate and the Pre-Funded Letter of Credit Fee Rate shall be effective five Business Days after the Agent has received all of the applicable Interim Collateral Reports and Monthly Collateral Reports. If the Borrower fails to deliver such Interim Collateral Reports and Monthly Collateral Reports to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin, the Applicable Fee Rate, and the Pre-Funded Letter of Credit Fee Rate shall be the highest Applicable Margin, Applicable Fee Rate, and Pre-Funded Letter of Credit Fee Rate set forth in the foregoing table until the date on which such Interim Collateral Reports and Monthly Collateral Reports are so delivered. Notwithstanding the foregoing, for the period beginning on the Closing Date and ending on the fifth Business Day following the date on which the last Interim Collateral Report and the last Monthly Collateral Report are required to be delivered pursuant to Section 6.1 for the fiscal quarter ending September 30, 2004, Revolving Level II Status, Pre-Funded Level I Status and Tier II Utilization shall be in effect.